UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

YRC Worldwide Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10990 Roe Avenue

Overland Park, Kansas 66211

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 14, 2009

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of YRC Worldwide Inc. (the “Company”) will be held at the Company’s General Office, 10990 Roe Avenue, Overland Park, Kansas 66211, on Thursday, May 14, 2009 at 10:00 a.m., Central time, to consider the following matters:

I.	The election of directors;

II.	The approval of the YRC Worldwide Inc. Union Employee Option Plan;

III.	The approval of the YRC Worldwide Inc. Non-Union Employee Option Plan;

IV.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2009; and

V.	The transaction of any other business as may properly come before the Annual Meeting or any reconvened meeting after an adjournment.

The accompanying Proxy Statement contains information regarding the matters that you will be asked to consider and vote on at the Annual Meeting.

The Board of Directors has fixed the close of business on March 17, 2009 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any reconvened meeting after any adjournments of the Annual Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS PROVIDED IN THE ENCLOSED MATERIALS. IF YOU RECEIVED A PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors:

Overland Park, Kansas

April 1, 2009

DANIEL J. CHURAY, Secretary

YRC WORLDWIDE INC.

2009 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

i

PROXY STATEMENT

2009 Annual Meeting of Stockholders

YRC WORLDWIDE INC.

10990 Roe Avenue

Overland Park, Kansas 66211

INTRODUCTION

We are furnishing this Proxy Statement to you in connection with the solicitation by the Board of Directors (the “Board”) of YRC Worldwide Inc., a Delaware corporation, of proxies for use at our 2009 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the Company’s General Office, 10990 Roe Avenue, Overland Park, Kansas, at 10:00 a.m., Central time, on Thursday, May 14, 2009, and at any and all reconvened meetings after any adjournments of the Annual Meeting. The Company’s telephone number is (913) 696-6100, and our mailing address is 10990 Roe Avenue, Overland Park, Kansas 66211. Our website is located at www.yrcw.com. Information on our website does not constitute a part of this Proxy Statement. When used in this Proxy Statement, the terms the “Company,” “we,” “us,” “our,” and similar terms refer to YRC Worldwide Inc.

On or before April 3, 2009, we mailed to our stockholders of record a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our 2008 annual report online.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

At the Annual Meeting, you will consider and vote upon:

I.	the election of directors;

II.	the approval of the YRC Worldwide Inc. Union Employee Option Plan (the “Union Employee Option Plan”);

III.	the approval of the YRC Worldwide Inc. Non-Union Employee Option Plan (the “Non-Union Employee Option Plan”);

IV.	the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2009; and

V.	the transaction of any other business as may properly come before the Annual Meeting or any reconvened meeting after an adjournment.

QUESTIONS AND ANSWERS

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the rules adopted by the Securities and Exchange Commission (“SEC”), the Company is making this Proxy Statement and its 2008 annual report available to stockholders electronically via the Internet. On or before April 3, 2009, we mailed to our stockholders of record the Notice. All stockholders will be able to access this Proxy Statement and our 2008 annual report on the website referred to in the Notice or request to receive printed copies of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. We believe that this electronic process will expedite your receipt of the proxy materials and reduce the cost and the environmental impact of our Annual Meeting. We also encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Computershare Trust Company, N.A., at 1-800-884-4225, or at web.queries@computershare.com.

How can I electronically access the proxy materials?

The Notice provides you with instructions on how to view our proxy materials for the Annual Meeting on the Internet. The website on which you will be able to view our proxy materials will also allow you to choose to receive future proxy materials electronically by email, which will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who is entitled to vote at the Annual Meeting?

Stockholders of record as of the close of business on March 17, 2009 will be entitled to notice of, and to vote at, the Annual Meeting or any reconvened meetings after any adjournments of the Annual Meeting.

How many shares can vote?

On the record date, March 17, 2009, we had outstanding 59,431,460 shares of common stock, which constitute our only outstanding voting securities. Each stockholder is entitled to one vote for each share of common stock held as of the record date.

What matters am I voting on?

You are being asked to vote on the following matters:

•	the election of directors;

•	the approval of the Union Employee Option Plan;

•	the approval of the Non-Union Employee Option Plan; and

•	the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2009.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote “FOR” the proposed slate of directors, “FOR” the approval of the Union Employee Option Plan, “FOR” the approval of the Non-Union Employee Option Plan and “FOR” ratification of the appointment of KPMG LLP.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company.

Beneficial owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and that organization forwarded the Notice to you. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

What is the quorum requirement for the Annual Meeting?

A majority of the Company’s outstanding shares (exclusive of treasury shares) on the record date must be present at the Annual Meeting to hold the Annual Meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, or broker non-votes, if you:

•	are present and vote in person at the Annual Meeting; or

•	have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.

If I am a stockholder of record of the Company’s shares, how do I vote?

If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet at www.proxyvote.com or by calling 1-800-690-6903 and following the instructions provided. If you are voting over the Internet or by telephone, your vote must be received by 11:59 p.m. Eastern time (or 10:59 p.m. Central time) on May 13, 2009 in order to be counted. If you request printed copies of the proxy materials by mail, you can also vote by mail by marking, signing and dating the enclosed proxy card and returning it as soon as possible using the enclosed envelope.

If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a valid legal proxy from the organization that holds your shares.

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet at www.proxyvote.com or by calling the number set forth on the voting instruction form and following the instructions provided. If you are voting over the Internet or by telephone, your vote must be received by 11:59 p.m. Eastern time (or 10:59 p.m. Central time) on May 13, 2009 to be counted. If you request printed copies of the proxy materials by mail, you can also vote by mail by marking, signing and dating the enclosed voting instruction form and returning it as soon as possible using the enclosed envelope.

If I own shares through a Company sponsored 401(k) plan, how do I vote?

If you have invested in the Company’s common stock through a Company sponsored 401(k) plan, you do not actually own shares of the Company’s common stock. The 401(k) plan trustee owns the shares on behalf of the plan’s participants. Under the 401(k) plan, however, you have pass-through voting rights based on the amount of money you have invested in the Company’s common stock. You may exercise your pass-through voting rights voting over the Internet at www.proxyvote.com or by calling 1-800-690-6903 and following the instructions provided. Your vote must be received by 11:59 p.m. Eastern time (or 10:59 p.m. Central time) on May 11, 2009. If you request printed copies of the proxy materials by mail, you can also vote by mail by marking, signing and dating the enclosed proxy card and returning it as soon as possible using the enclosed envelope. If you fail to timely give voting instructions to the 401(k) plan trustee, your shares will be voted by the trustee in the same proportion as shares held by the trustee for which voting instructions have been received.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board; or

•	if you sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization does not have the authority to vote your shares with respect to the non-routine matter. This is generally referred to as a “broker non-vote.” When our Inspector of Election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be treated as votes cast for or against the matter. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice.

Which proposals are considered “routine” or “non-routine”?

Proposal I (election of directors) and Proposal IV (ratification of the appointment of KPMG LLP) involve matters that we believe will be considered routine.

Proposal II (approval of the Union Employee Option Plan) and Proposal III (approval of the Non-Union Employee Option Plan) involve matters that we believe will be considered non-routine.

How are abstentions treated?

Abstentions are counted for purposes of determining whether a quorum is present. For the purpose of determining whether the stockholders have approved a matter, abstentions are not treated as votes cast for or against the matter and, therefore, have no effect on the outcome of any matter being voted on at the Annual Meeting.

What is the voting requirement to approve each of the proposals?

The following table sets forth the voting requirement with respect to each of the proposals:

Proposal I—Election of directors	Each director must be elected by a majority of the votes cast, meaning that the number of shares entitled to vote on the election of directors and represented in person or by proxy at the Annual Meeting casting their vote “FOR” a director must exceed the number of votes “WITHHELD” from that director.

Proposal II—Approval of the Union Employee Option Plan	To be approved by our stockholders, this proposal must be approved by a majority of the votes cast, meaning that the number of shares entitled to vote on the Union Employee Option Plan and represented in person or by proxy at the Annual Meeting casting their vote “FOR” the Union Employee Option Plan must exceed the number of votes “AGAINST” the Union Employee Option Plan.

Proposal III—Approval of the Non-Union Employee Option Plan	To be approved by our stockholders, this proposal must be approved by a majority of the votes cast, meaning that the number of shares entitled to vote on the Non-Union Employee Option Plan and represented in person or by proxy at the Annual Meeting casting their vote “FOR” the Non-Union Employee Option Plan must exceed the number of votes “AGAINST” the Non-Union Employee Option Plan.

Proposal IV—Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm	To be approved by our stockholders, this proposal must be approved by a majority of the votes cast, meaning that the number of shares entitled to vote on the ratification of the appointment of KPMG LLP and represented in person or by proxy at the Annual Meeting casting their vote “FOR” the ratification of the appointment of KPMG LLP must exceed the number of votes “AGAINST” the ratification of the appointment of KPMG LLP.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•	as necessary to meet applicable legal requirements;

•	to allow for the tabulation and certification of votes; and

•	to facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to management and our Board.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the Inspector of Election and published in our quarterly report on Form 10-Q for the fiscal quarter ending on June 30, 2009, which we expect to file with the SEC by August 10, 2009.

Who is paying for the cost of this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. We must pay brokerage firms and other persons representing beneficial owners of shares held in street name their reasonable out-of-pocket expenses incurred in connection with forwarding the Notice to beneficial owners, forwarding printed proxy materials by mail to beneficial owners who specifically request them, and obtaining beneficial owners’ voting instructions.

In addition to soliciting proxies by mail, our Board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

WITH THE BOARD

Stockholder Proposals. SEC rules provide that we must receive stockholders’ proposals intended to be presented at the 2010 Annual Meeting by December 2, 2009 to be eligible for inclusion in the proxy materials relating to that meeting. Stockholder proposals should be submitted in writing to our Secretary at YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211. Stockholder proposals that are proposed to be brought before the 2010 Annual Meeting and that we do not receive by the deadline described in the preceding sentence will be considered not properly brought before that meeting, and will be out of order, unless we receive notice of the stockholder proposal not less than 60 days nor more than 90 days prior to the date of the 2010 Annual Meeting, in accordance with our Bylaws. If, however, we give less than 70 days notice of the date of the 2010 Annual Meeting, then, to be timely, we must receive notice of a stockholder proposal by the 10th day following the day that we mail notice of, or publicly disclose, the date of the 2010 Annual Meeting. We may use our discretionary authority to preclude any stockholder proposal received after that time from presentment at the 2010 Annual Meeting.

Stockholder Director Nominee Proposals. Stockholders who wish to recommend qualified candidates to stand for election to our Board may write to our Secretary at YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211. Each stockholder recommendation must set forth the following information about the candidate:

•	name, age, business address and, if known, residence address;

•	principal occupation or employment; and

•	number of shares of our common stock beneficially owned.

To be considered at the 2010 Annual Meeting, you must mail or deliver a recommendation to us not less than 14 days or more than 50 days prior to the date of the 2010 Annual Meeting. If, however, we give less than 21 days notice of the date of the 2010 Annual Meeting, you must mail or deliver a recommendation by the seventh day following the day that we mail notice of the date of the 2010 Annual Meeting. The Governance Committee of the Board will consider the suggestions. The Governance Committee uses criteria to consider any candidate for director nominees, including nominees that stockholders submit. These criteria are set forth under the caption Structure and Functioning of the Board in this Proxy Statement in the subsection that discusses the Governance Committee.

Stockholder Communications with the Board. The Company encourages any stockholder who desires to communicate with the Board with respect to the stockholder’s views and concerns to do so by writing to the Secretary of the Company, who shall assure that the Chairman of the Governance Committee receives the correspondence. The address of the Company’s Secretary is YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on our review of copies of reports that persons required to file reports under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), furnished to us, we believe that, for the year ended December 31, 2008, all filings required to be made by reporting persons with respect to the Company were timely made in accordance with the requirements of the Exchange Act, with the exception of a Form 4 filed two business days late in January 2008 by each of Stephen L. Bruffett, Daniel J. Churay, Michael Smid, Steven T. Yamaski and William D. Zollars. Each of the foregoing inadvertent late filings was due to the Company’s administrative error in assisting in the preparation of the form. In addition, Paul F. Liljegren timely filed a Form 4 on May 19, 2008 to reflect his receipt of stock options. However, it was discovered that, due to the Company’s administrative error in assisting Mr. Liljegren with the filing, the Form 4 overstated the number of stock options that he actually received. Mr. Liljegren subsequently filed an amended Form 4 to report the correct number of stock options he received.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

Shares of Company common stock that directors and executive officers of the Company owned as of February 28, 2009 include:

•	shares in which they may be deemed to have a beneficial interest;

•	shares credited to individual accounts in the Company’s 401(k) plan;

•	restricted share units subject to the Company’s 2004 Long-Term Incentive and Equity Award Plan; and

•	shares subject to options that are exercisable on or prior to April 30, 2009.

All of the executive officers and directors have sole voting and dispositive power with respect to the shares reported below, and none of the shares reported below is pledged as security by any executive officer or director. See footnote (2) below regarding adjusted ownership amounts and percentages due to unvested restricted share units.

Title of Class	Name	Shares of Owned as of 2/28/09(1)		Shares that Person has Right to Acquire Prior to 4/30/09	Total Beneficial Ownership	Percent of Class	Unvested Restricted Share Units(2)	Adjusted Total Beneficial Ownership	Adjusted Percent of Class
Common	Michael T. Byrnes	1,825		0	1,825	*	5,114	6,939	*
Common	Cassandra C. Carr	24,377	(3)	0	24,377	*	6,093	30,470	*
Common	Howard M. Dean	8,723	(3)	0	8,723	*	6,093	14,816	*
Common	Dennis E. Foster	16,757		0	16,757	*	6,093	22,850	*
Common	John C. McKelvey	12,146	(4)	0	12,146	*	6,093	18,239	*
Common	Phillip J. Meek	23,682	(3)	0	23,682	*	6,093	29,775	*
Common	Mark A. Schulz	1,958		0	1,958	*	5,114	7,072	*
Common	William L. Trubeck	25,680		0	25,680	*	6,093	31,773	*
Common	Carl W. Vogt	28,989	(3)	0	28,989	*	6,093	35,082	*
Common	William D. Zollars	101,527	(5)	19,771	121,298	*	199,753	321,051	*
Common	Timothy A. Wicks	0		0	0	*	75,000	75,000	*
Common	Michael J. Smid	10,065		40,017	50,082	*	43,559	93,641	*
Common	Daniel J. Churay	2,157		2,055	4,212	*	26,325	30,537	*
Common	James G. Kissinger	438		1,333	1,771	*	0	1,771	*
Common	Paul F. Liljegren	2,152		541	2,693	*	2,443	5,136	*
Common	Keith E. Lovetro	0		1,333	1,333	*	25,913	27,246	*
Common	Stephen L. Bruffett(6)	1,824		0	1,824	*	0	1,824	*
	All Directors and Executive Officers as a Group (16 persons)	260,476		65,050	325,526	*	425,872	751,398	1.26%

*	Indicates less than 1% ownership. The percentages in the Percent of Class and Adjusted Percent of Class columns are based on 59,431,435 outstanding shares of common stock on February 28, 2009.

(1)	Direct ownership except for shares held in the YRC Worldwide Inc. 401(k) Plan as follows: Mr. Zollars—618 shares; Mr. Smid—1,247 shares; Mr. Churay 314 shares; Mr. Kissinger—438 shares and Mr. Liljegren—595 shares.

(2)	The Company has granted rights to receive shares of the Company’s common stock called restricted share units under its Long-Term Incentive Plan, its Executive Share Program and its Director Compensation Plan. The restricted share units are subject to time vesting requirements. See Director Compensation, Compensation Discussion and Analysis—Summary of Compensation Components—Long-Term Incentives and Outstanding Equity Awards at Fiscal Year End. The unvested restricted share units are not included under the “Shares Owned as of 2/28/09” column and, except for restricted share units that vest prior to 4/30/09 and are deemed to be beneficially owned, are not included in the “Shares that Person has Right to Acquire Prior to 4/30/09”, “Total Beneficial Ownership” and “Percent of Class” columns. However, to provide complete information regarding each of our directors’ and executive officers’ equity ownership in the Company, the restricted share units that vest on or after 4/30/09 are included in the “Unvested Restricted Share Units”, “Adjusted Total Beneficial Ownership” and “Adjusted Percent of Class” columns above.

(3)	Ms. Carr and Messrs. Dean, Meek and Vogt have deferred shares pursuant to the Company’s Director Compensation Plan until they cease to be a director of the Company. The deferred shares are as follows:

Name of Director	Number of Deferred Shares
Cassandra C. Carr	14,770
Howard M. Dean	1,217
Phillip J. Meek	2,872
Carl W. Vogt	3,208

(4)	Excludes 200 shares of common stock held by Mr. McKelvey’s wife, of which Mr. McKelvey disclaims beneficial ownership.

(5)	Includes 32,330 shares of restricted stock awarded to Mr. Zollars in January 2006 pursuant to his employment agreement. See Executive Agreement—William D. Zollars Employment Agreement for a discussion of the provisions of Mr. Zollars’ employment agreement.

(6)	We do not track open market transactions of former executives. Therefore, these amounts represent shares reported on the last Form 4 Mr. Bruffett filed before his employment terminated reduced by the unvested restricted share units and unexercised options that Mr. Bruffett forfeited upon his termination.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of February 28, 2009, the persons known to us to be beneficial owners of more than five percent of the Company’s outstanding shares of common stock, the number of shares beneficially that they owned, and the percent of outstanding common stock so owned were:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Letko, Brosseau & Associates Inc. 1800 McGill College Avenue Suite 2510 Montreal, QC H3A 3J6 Canada	6,360,825	10.7%

Barclays Global Investors, NA 400 Howard Street San Francisco, CA 94105	5,400,783	9.1%

Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94163	5,448,984	9.2%

(1)	According to the latest Schedule 13G filings made with the SEC prior to February 28, 2009, the beneficial owners had the following voting and dispositive powers with respect to the shares: Letko, Brosseau & Associates Inc.—sole voting power (6,360,825) and sole dispositive power (6,360,825); Barclays Global Investors, NA—sole voting power (4,647,784) and sole dispositive power (5,400,783); and Wells Fargo & Company—sole voting power (5,417,796), sole dispositive power (5,389,840) and shared dispositive power (10,364).

(2)	Based on 59,431,435 outstanding shares of common stock on February 28, 2009.

I. PROPOSAL TO ELECT DIRECTORS

At the Annual Meeting, our stockholders will elect nine directors to hold office until the 2010 Annual Meeting or until their successors are elected and have qualified. If any nominee should be unable to stand for election as a director, it is intended that the shares represented by proxies will be voted for the election of a substitute that management may nominate.

The following table sets forth information with respect to each nominee for election as a director of the Company. All nominees have consented to being named in this proxy statement and to serve if elected.

Name	Principal Occupation; Past Service; Directorships; Age (as of 2/28/09)

Michael T. Byrnes Director since 2007	Senior Advisor, Yuan Associates (China governmental affairs consulting) (since January 2006); President, Tyco International China (manufacturing) (2005–2006); Vice President China Operations, Rockwell Automation (manufacturing) (1998–2004); Retired Brigadier General, United States Army; 63

Cassandra C. Carr Director since 1997	Senior Advisor, Public Strategies, Inc. (strategic communications) (since 2002), Senior Executive Vice President, External Affairs (1998–2002) and Senior Vice President, Human Resources (1994–1998), SBC Communications, Inc. (telecommunications); Director, Temple-Inland Inc. (containerboard manufacturer); 64

Howard M. Dean Director since 1987	Retired Chairman of the Board of Dean Foods Company (processor and distributor of food products); 71

Dennis E. Foster Director since 2000	Principal, Foster Thoroughbred Investments (thoroughbred breeding and racing) (since 2000); Vice Chairman, Alltel Corporation (telecommunications) (1998–2000); Chief Executive Officer, 360 Communications, Inc. (wireless communications) (1993–1998); Director, NiSource Inc. (natural gas and electric); Lead Director, Windstream Corporation (telecommunications); 68

Phillip J. Meek Director since 2003	Retired Senior Vice President and President, Publishing Group, Capital Cities/ABC, Inc. (broadcasting, cable, and publishing) (1986–1997); Life Trustee of Ohio Wesleyan University; Director, Guideposts (religious organization); 71

Mark A. Schulz Director since 2007	Retired Executive Vice President and President– International Operations, Ford Motor Company (automotive) (2005–2007) and President– Asia Pacific and Ford South America Operations (2003–2005), Ford Motor Company (automotive); Director, Dana Holding Corporation (supplier of vehicle parts); Member of the Board of Advisors of The National Bureau of Asian Research (an independent, non-partisan research institution); Member of the Board of Directors of Valparaiso University; 56

Name	Principal Occupation; Past Service; Directorships; Age (as of 2/28/09)

William L. Trubeck Director since 1994	Executive Vice President and Chief Financial Officer, H&R Block, Inc. (financial services) (2004–2007); Executive Vice President, Western Group (2003–2004), Executive Vice President, Chief Administrative Officer and Chief Financial Officer (2002–2003) and Senior Vice President and Chief Financial Officer (2000–2002), Waste Management, Inc. (waste disposal and environmental services); Senior Vice President–Finance and Chief Financial Officer and President, Latin American Operations, International MultiFoods, Inc. (food manufacturing) (1997–2000); Director, Dynegy Inc. (independent power producer); Vice Chairman of the Board of Trustees of Monmouth College; 62

Carl W. Vogt Director since 1996	Retired Senior Partner, Fulbright & Jaworski LLP (legal services) (1974–2002); President Emeritus (President interim 1999–2000), Williams College, Williamstown, MA; Chairman, National Transportation Safety Board (1992–1994); Director, American Science & Engineering (x-ray bomb and contraband detection); 72

William D. Zollars Director since 1999	Chairman, President and Chief Executive Officer of the Company (since November 1999); President, Yellow Transportation, Inc. (1996–1999); Director, ProLogis Trust (real estate investment trust), Cerner Corporation (computer integrated systems design) and CIGNA Corporation (hospital and medical service plans); 61

STRUCTURE AND FUNCTIONING OF THE BOARD

General. All directors are elected annually at the annual stockholders’ meeting. Directors may serve until age 75, which is the mandatory retirement age pursuant to the Company’s Bylaws. John C. McKelvey, a current director, has reached the mandatory retirement age contained in our Bylaws. Therefore, Mr. McKelvey is not a nominee for election as director, and his term will expire at the Annual Meeting. We expect that prior to the Annual Meeting, our Board will amend our Bylaws to reduce the Board size to nine members. Proxies cannot be voted for a greater number of persons than the number of nominees named. A director’s term on the Board also may be limited if the director changes employment (other than a promotion or lateral move within the same organization) or if the director fails in any fiscal year to attend at least 66% of the aggregate meetings of the Board and any Board committees on which the director serves. The Company’s Bylaws require the director to offer his or her retirement or resignation effective on the annual stockholders’ meeting following the three-month anniversary of the change in his or her employment or the failure to attend the requisite number of meetings in a fiscal year. The Board may waive this requirement in its discretion. The chairman of each committee handles the function of lead director for committee matters, serves as the spokesperson for the committee and provides recommendations and guidance to the Board and the Chairman of the Board.

The Board reviews from time to time its procedures and processes, as well as its guidelines on corporate governance. The guidelines on corporate governance are included with the Governance Committee Charter, which is available on the Company’s website, www.yrcw.com. Each committee of the Board may retain its own legal or other advisors from time to time as the committee believes appropriate, and the committee will be responsible for the terms of the engagement and the amount of compensation of the advisors. The Company is responsible for payment of any compensation to the advisors pursuant to such terms. Under the guidelines on corporate governance, the Board develops procedures for orientation and continuing education of the directors.

Director Independence. The Board has affirmatively determined the independence of each director (other than Mr. Zollars), in accordance with applicable law and the NASDAQ Stock Market rules. None of the independent directors had transactions with related persons, promoters or certain control persons that the Board needed to consider in determining independence.

Meetings of Board and Committees. The Board held 19 meetings during 2008. The Board has five standing committees: the Audit/Ethics Committee; the Compensation Committee; the Governance Committee; the International Committee and the Finance Committee. The Company policy with respect to attendance of Board and committee meetings is that each director should strive to attend at least 75% of the aggregate of the total number of meetings of the Board and of the committees of the Board on which the director serves. During 2008, each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board held during the period the incumbent was a director and meetings of the Board committees on which the incumbent served during the period the incumbent was a director. All of the directors attended the 2008 Annual Meeting.

Meetings of Independent Directors. The independent directors of the Company meet in regularly scheduled executive sessions at times and for reasons as they desire and set, with at least one executive session per year.

Audit/Ethics Committee. The Audit/Ethics Committee of the Board met six times during 2008. The Audit/Ethics Committee consists of William Trubeck (Chairman), Howard Dean, John McKelvey and Mark Schulz. The Board has determined that all of the members of the Audit/Ethics Committee are, and in 2008 were, independent directors, as that term is defined in applicable law and the NASDAQ Stock Market rules. The Board has further determined that Mr. Trubeck is the “audit committee financial expert,” as that term is defined under SEC regulations and that Mr. Trubeck meets the financial sophistication requirement of the NASDAQ Stock Market rules. The Audit/Ethics Committee Charter has a written charter, which is available on the Company’s website, www.yrcw.com. As described in its charter, the Audit/Ethics Committee’s primary functions and purpose include:

•	appointing, compensating, retaining and overseeing the work of any public accounting firm that the Company employs for the purpose of preparing or issuing an audit report or related work;

•	approving all auditing services and non-audit services that the Company’s auditors provide to the Company;

•	resolving any disagreements between the Company’s management and the auditor regarding financial reporting;

•

establishing procedures for the receipt, retention and treatment of complaints that the Company receives regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	assisting the Board in oversight of the following:

—	the integrity of the Company’s financial statements;

—	the Company’s compliance with legal and regulatory requirements;

—	the independent auditor’s qualifications and independence; and

—	the performance of the Company’s internal and external audit functions;

•	overseeing the Company’s compliance programs, including the Company’s Code of Conduct;

•

adopting, amending or modifying the Company’s Code of Conduct and a code of ethics (which is currently contained in the Company’s Code of Conduct) for the Company’s chief financial officer, controller, principal accounting officer or persons serving in similar functions (the Company’s Code of Conduct is available on the Company’s website, www.yrcw.com ); and

•	determining appropriate funding for:

—	compensation to any registered public accounting firm engaged to prepare or issue an audit report or performing other audit, review or attest services for the Company;

—	compensation paid to any advisors employed by the committee to assist it in the conduct of its duties; and

—	ordinary administrative expenses of the committee that are necessary or appropriate in carrying out its duties.

In performing its functions, the Audit/Ethics Committee reviews the independence of the external auditor and the overall scope and focus of the annual audit. The Audit/Ethics Committee conducts discussions with the Company’s external auditor concerning relationships or services that may affect auditor objectivity or independence, and if the Audit/Ethics Committee is not satisfied with the auditors’ assurances of independence, the Audit/Ethics Committee will take, or recommend to the Board, appropriate action to ensure the independence of the external auditor. In addition, the chairman of the Audit/Ethics Committee is expressly authorized to approve the provision of non-audit services to the Company. The latter express authority was established to handle the approval of non-audit services prior to the engagement of the auditor or accountant before the next scheduled Audit/Ethics Committee meeting. The Audit/Ethics Committee approved all audit, audit related, tax and all other fees incurred in 2008.

Compensation Committee. The Compensation Committee of the Board met seven times during 2008. The Compensation Committee consists of Dennis Foster (Chairman), Michael Byrnes, Cassandra Carr and Phillip Meek. The Board has determined that all of the members of the Compensation Committee are, and in 2008 were, independent directors, as that term is defined in the NASDAQ Stock Market rules. A copy of the Compensation Committee’s charter is available on the Company’s website, www.yrcw.com. The Compensation Committee’s primary functions include:

•

setting compensation, benefit and compensation-related policies for the Company and, pursuant to those policies, determining the compensation and benefits of the designated “executive officers” and other key employees of the Company other than the chief executive officer;

•	reviewing and recommending for the full Board’s consideration the compensation and benefits of the chief executive officer and directors of the Company;

•	appointing health, welfare and retirement benefit plan administrators, trustees and other similarly required positions and monitoring and providing oversight to these plans;

•	administering equity and other long-term compensation programs of the Company;

•

reviewing and discussing with management the “Compensation Discussion and Analysis,” or any similar report, prepared by management and recommending to the Board whether such report should be included in the Company’s proxy statement or Annual Report on Form 10-K, as applicable; and

•	reviewing and approving the “Compensation Committee Report” required by applicable SEC rules for inclusion in the Company’s proxy statement or Annual Report on Form 10-K, as applicable.

In addition to the foregoing functions, the Company’s chief executive officer and the Compensation Committee review management development and succession planning and make an annual report to an executive session of the independent directors.

The Compensation Committee has primary responsibility for determining the Company’s compensatory program for executive officers and directors. In evaluating the level of executive officer and director compensation, the Compensation Committee takes into consideration advice from its independent consultant and recommendations from the Company’s senior management. The Compensation Committee has the authority to directly engage consultants. The Compensation Committee engaged Frederic W. Cook & Co. in July 2007 to assist it in assessing the appropriateness of the Company’s executive compensatory program and to serve as its ongoing advisor relating to executive compensation matters. See Director Compensation and Compensation Discussion and Analysis for additional disclosure regarding the process for determining director and executive compensation.

Compensation Committee Interlocks and Insider Participation. No executive officer of the Company serves on the compensation committee or serves as a director or member of a compensation committee of another entity where an executive officer of that entity also serves on the Compensation Committee or on the Board.

Governance Committee. The Governance Committee of the Board met once during 2008. The Governance Committee performs the functions of a nominating committee. The Governance Committee consists of Carl Vogt (Chairman), Cassandra Carr and Dennis Foster. The Board has determined that all of the members of the Governance Committee are, and in 2008 were, independent directors, as that term is defined in the NASDAQ Stock Market rules. The Governance Committee’s functions are described in detail in its charter, which is available on the Company’s website, www.yrcw.com. The Governance Committee’s primary functions include:

•	administering the guidelines on corporate governance and developing and making recommendations to the Board with respect to those guidelines;

•

establishing the criteria for selecting the nominees for election as directors of the Company and reviewing the qualifications of all candidates, including those that stockholders propose, for recommendation to the Board;

•	recommending to the Board for approval the standards for determining whether or not a director is “independent”;

•	recommending to the Board the composition of the committees of the Board;

•	reviewing and making recommendations as to the effectiveness of the Board as a whole; and

•	making recommendations from time to time as to changes in governance that the Governance Committee finds necessary or otherwise in the best interest of the Company.

In performing its function of identifying candidates for director nominees, the Governance Committee has the sole authority to retain and compensate search firms to assist in the process.

All of the nominee directors included in this Proxy Statement are directors standing for re-election. The Governance Committee accepts stockholder director nominations in accordance with the policy for submitting proposals for director nominations set forth under the caption Stockholder Proposals and Communications with the Board in this Proxy Statement in the subsection that discusses stockholder director nominee proposals. The following criteria guide the Governance Committee in considering candidates for director nominees, including nominees that stockholders submit:

•	personal traits and experience (i.e., an individual of the highest character and integrity, with experience at a strategy/policy-setting level or other senior executive level of experience);

•	the availability of sufficient time to carry out the responsibilities of a director;

•	the absence of any conflict of interest that would interfere with the director’s independence and the proper performance of his or her responsibilities;

•

the ability to utilize his or her unique experience and background to represent and act in the best interests of all stockholders as a group and not to represent a particular constituent group or organization; and

•	the ownership of Company common stock.

While the Governance Committee considers all of these factors, it may or may not give greater weight to one factor or another when making its nomination decisions.

International Committee. The International Committee of the Board monitors the international operations, investments, business strategies and initiatives of the Company on behalf of the Board. The International Committee consists solely of Michael T. Byrnes; therefore, the International Committee does not have formal meetings. However, Mr. Byrnes acts as a member of the board of directors of the Company’s Chinese freight forwarding joint venture and attends meetings of the Company’s Chinese logistics and ground transportation ventures. He reports these activities to the Company’s Board. The Board does not require that any members of the International Committee be independent directors, as that term is defined in the NASDAQ Stock Market rules, although Mr. Byrnes qualifies as an independent director under those rules. The International Committee’s primary functions include:

•	representing the Company on the board of directors (or similar managing body) of any foreign entity, including any international joint venture to which the Company is a party, designated by the Board;

•	reviewing the Company’s strategic plan for its operations outside of the United States;

•

reviewing development opportunities, joint ventures, acquisitions, leases, proposed capital expenditures and other business and financial management decisions concerning operations outside of the United States to ensure that the Company’s international initiatives conform with and support the Company’s international strategic plan;

•	assisting management with formulating growth, development and organizational strategies for the Company’s operations outside of the United States; and

•	providing expertise in areas where International Committee members have specific experiences.

Finance Committee. The Finance Committee of the Board met five times during 2008. The Finance Committee acts on behalf of the Board with respect to all aspects of corporate finance for the Company and its subsidiaries, including determinations with respect to capital structure, equity and debt financings, credit and cash management activities, divestures of excess or obsolete assets and economic risk management activities. The Finance Committee consists of Mark Schulz (Chairman), Dennis Foster and William Trubeck. The Board

has determined that all of the members of the Finance Committee are, and in 2008 were, independent directors, as that term is defined in the NASDAQ Stock Market rules. The Finance Committee’s primary functions include, after consultation with the Company’s management, the power and authority to approve all policies and transactions related to the Company’s corporate finance activities, including the power and authority to approve the following:

•	subject to certain limitations with respect to extraordinary transactions, all transactions relating to the incurrence, or issuance, of any debt or equity by the Company;

•	all transactions related to the refinancing, repayment, amendment, renewal, or exchange of debt or equity of the Company;

•	the registration of any debt or equity securities of the Company with the SEC or any other applicable regulatory authority and the listing of such securities on any exchange;

•	the credit and cash management plans and strategies of the Company;

•	all sale lease-back transactions entered into by the Company;

•	subject to certain limitations with respect to extraordinary transactions, the terms and conditions of any sale or divesture by the Company of any assets;

•	the plans and activities for managing foreign currency exchange exposure and other exposure to economic risks;

•	the use and allocation of the proceeds from any financing transaction entered into by the Company;

•	the engagement of any arranger or underwriter in connection with any corporate finance transaction; and

•	any documents or filings necessary to consummate any of the foregoing, and the officers and employees of the Company who have the authority to act on behalf of the Company to implement the foregoing.

DIRECTOR COMPENSATION

The table below sets forth compensation information for our outside directors for the fiscal year ended December 31, 2008.

Name	Meeting Attendance and Retainer Fees Received in Cash ($)	Retainer Fees Received in Stock ($)(1)		Annual Award of Restricted Share Units ($)(2)	Total ($)
Michael T. Byrnes	66,125	24,993		29,177	120,295
Cassandra C. Carr	31,500	50,005	(3)	81,805	163,310
Howard M. Dean	50,500	24,993		81,805	157,298
Dennis E. Foster	67,750	28,757		81,805	178,312
John C. McKelvey	53,500	24,993		81,805	160,298
Phillip J. Meek	55,000	24,993		81,805	161,798
Mark A. Schulz	64,000	27,496		29,177	120,673
William L. Trubeck	64,500	29,999		81,805	176,304
Carl W. Vogt	50,000	27,496		81,805	159,301

(1)	Amounts represent the SFAS 123R expense that the Company recognized in 2008 and grant date fair value for the portion of retainer fees paid in 2008 in the form of Company common stock. No assumptions were necessary to determine the SFAS 123R expense. Each director was granted a number of shares determined by the dollar value of the director’s retainers paid in Company common stock divided by the closing price of the Company’s common stock on the grant date. Therefore, the SFAS 123R expense and grant date fair value were determined by multiplying the number of shares of Company common stock granted by the closing price of the Company’s common stock on the grant date.

(2)	Amounts represent the SFAS 123R expense that the Company recognized in 2008 for the annual restricted share unit grants. No assumptions were necessary to determine the SFAS 123R expense. Each grant of restricted share units is expensed ratably over the three-year vesting period from the grant date. Therefore, amounts represent the SFAS 123R expense in 2008 for restricted share units granted in 2008 and prior years. In 2008, each director was granted a number of restricted share units determined by the dollar value of the director’s annual award divided by the closing price of the Company’s common stock on the grant date. The grant date fair value of each of the awards was determined by multiplying the number of restricted share units granted by the closing price of the Company’s common stock on the grant date. The grant date fair value of the restricted share units received by each outside director in 2008 was $77,501.

As of December 31, 2008, each of the outside directors held 6,093 restricted share units, except Messrs. Byrnes and Schulz, who held 5,114 restricted share units.

(3)	Ms. Carr deferred receipt of these shares until she ceases to be a member of the Board. As a result, the Company quarterly reviews this amount and records an expense or an expense reduction based upon the fair value of the grant as of the last day of the quarter.

Our Director Compensation Plan sets forth the compensation our outside directors are eligible to receive for their service on the Board. An outside director is a director that is not an employee of the Company. To align the interests of our outside directors with the interests of our Stockholders, a portion of the annual retainer fees is required to be paid in Company common stock, a significant portion of the director’s total compensation is paid in restricted share units that convert to Company common stock upon vesting, and we have established equity ownership requirements for our outside directors. Our outside directors are eligible to receive the following annual compensation:

•	a retainer for Board services of $50,000;

•

a retainer for service as Governance Committee chairperson of $5,000, as Finance Committee chairperson of $5,000, as Compensation Committee chairperson of $7,500, as Audit/Ethics Committee chairperson of $10,000 and as International Committee chairperson of $7,500; other members of committees do not receive retainers for committee service;

•

an attendance fee of $1,500 for each Board meeting and $1,500 for each committee meeting attended, and in the case of the International Committee, a per diem of $1,500 for each meeting attended of the board of directors (or similar managing body) of any foreign entity, including any international joint venture to which the Company is a party, as designated by the Board;

•	reimbursement of costs or expenses incurred in relation to Board and committee meetings; and

•	a grant of restricted share units equivalent in value to $77,500.

Under the terms of our Director Compensation Plan, a minimum of 50% of the annual and committee chairperson retainer fees are paid in the form of Company common stock, with the stock award determined annually on the date of the Board meeting immediately following our annual meeting of stockholders based on the closing price of our common stock on that date and the then applicable level of Board and committee chairperson retainer fees. The directors have the option of receiving up to 100% of the annual and committee chairperson retainer fees in Company common stock. Directors may elect to defer receipt of all of their retainer fees received in common stock and their meeting attendance fees. Directors that are elected during the year receive all of their retainer fees for the year of election in cash.

On the date of the Board meeting immediately following our annual meeting of stockholders, our outside directors receive annual restricted share unit grants of Company common stock equal in value to $77,500 (using the reported closing price on the NASDAQ Stock Market on the date of grant). These restricted share units vest in one-third increments on the anniversary of the grant date. We issue the restricted share units from our 2004 Long-Term Incentive and Equity Award Plan.

On December 5, 2008, in conjunction with an across the board 10% reduction in employee wages and salaries, our Board voluntarily reduced by 10% all fees for regular Board and committee meetings attended in 2009 and all retainer fees for 2009, including annual retainers and retainers for service as chairpersons of Board committees. The Board also agreed to waive any fees for special meetings attended beginning in October 2008 through the end of 2009.

Our outside directors are subject to an equity ownership requirement. Each of our outside directors is required to own shares of Company common stock or restricted share units equal in value to three times the annual board retainer by the later of July 14, 2008 or within three years of the date the director first becomes a member of the Board. Based on the closing market price of our common stock on July 14, 2008, all of our outside directors satisfied the equity ownership requirement, except for Messrs. Byrnes and Schulz who have until October 2010 to satisfy this requirement.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our Compensation Committee (the “Committee”) has established an executive compensation philosophy that supports our objectives to:

•	attract and retain high caliber executives whose leadership skills can enable us to effectively compete in our market segments; and

•	provide incentives that encourage executives to attain the highest level of organizational performance and profitability to maximize stockholder value.

To achieve these objectives, the Committee has adopted an executive compensation program that:

•	provides compensation at levels that are reflective of current and responsible market practices;

•	provides a significant portion of total compensation that is at risk and tied to the achievement of annual, long-term and individual performance goals; and

•	provides a portion of long-term incentive compensation in the form of equity to further align our executives’ interests with our stockholders.

Overview of 2008 Business Activity Related to Compensation Actions

As economic activity deteriorated throughout 2008, our customers shipped fewer goods, which had a resulting negative impact on our performance. Throughout 2008, the Committee continued to monitor and modify its compensation practices to align compensation for our employees (including our executives) with our performance and our need to attract and retain high caliber employees (including our executives).

In 2008, we planned for, and began, the combination of our Yellow Transportation and Roadway business units with the goal of integrating their transportation networks into one network in 2009. This integration was designed to significantly reduce our operating costs and provide our customers with a more reliable, faster transportation network that would increase our competitiveness in the less-than-truckload transportation market. The Committee worked with management to design a single health and retirement platform for all of our non-union employees (including our executives) to facilitate this combination. As a result, in 2008, we froze all future benefit accruals pursuant to our single employer, defined benefit pension plans, ceased Company contributions to Roadway’s retiree medical program, implemented a single 401(k) plan for all non-union employees (including our executives) and provided a single medical and dental health insurance platform. As we made these changes, we also sought cost reductions in these programs to assist us through this difficult economic period. As a result, we experienced a net curtailment gain of $88.7 million in 2008 and expect on-going annualized savings in the future.

In addition to the foregoing and as a result of deterioration in the business environment, we sought from our unionized employees (primarily represented by the International Brotherhood of Teamsters (the “Teamsters”)), a 10% wage reduction and elimination of cost of living adjustments in their labor agreements for the remaining term of the labor agreements. In January 2009, most of our union employees ratified these reductions. We expect approximately $220 million to $250 million per year in annual savings from these reductions until most of these labor agreements expire in March 2013. In exchange for these reductions, we granted our unionized employees stock options pursuant to the Union Employee Option Plan representing approximately 15% of our outstanding equity (and if stockholders do not approve the Union Employee Option Plan, our union employees will have stock appreciation rights with similar economic terms to the options). See Proposal II. Proposal to Approve the YRC Worldwide Inc. Union Employee Option Plan. The Committee and the Board urge you to vote in favor of this proposal.

In addition to the benefit reductions that our union employees have experienced, we reduced the wages and salaries of our non-union employees (including our executives) by 10% until June 30, 2009 and by 5% from July 1, 2009 until December 31, 2009, eliminated the Company match to our 401(k) plan until June 30, 2009, and provided for a reduced Company match to our 401(k) plan from July 1, 2009 until December 31, 2009. These reductions are expected to provide approximately $75 million to $85 million in savings in 2009. In exchange for these reductions, we granted our non-union employees stock options pursuant to the Non-Union Employee Option Plan representing approximately 7% of our outstanding equity (and if stockholders do not approve the Non-Union Employee Stock Option Plan, our non-union employees will have stock appreciation rights with similar economic terms to the options). Our named executive officers who participate in our Long-Term Incentive Plan (the “LTIP”) did not receive stock options or stock appreciation rights. See Proposal III. Proposal to Approve the YRC Worldwide Inc. Non-Union Employee Option Plan. The Committee and the Board urge you to vote in favor of this proposal.

In addition, as indicated above under Director Compensation, our Board voluntarily reduced their fees and retainers for 2009 and waived special meeting fees beginning in October 2008.

All of these actions were designed to assist us in addressing our performance in the current recessionary economy.

Forward-Looking Statements:

Certain statements in this Compensation Discussion and Analysis include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act (each a “forward-looking statement”). Forward-looking statements include those preceded by, followed by or include the words “expected,” “expects,” or similar expressions. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors. The actual amount of savings from wage and benefit reductions will be determined by actual levels of employment and the ultimate number of bargaining units (for the union reductions) that finally ratify the wage reductions. The level of employment and resulting savings will be determined by factors that affect our future results. Our actual future results could differ materially from those projected because of a number of factors, including (among others) inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which we base our fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, including (without limitation) those cost reduction opportunities arising from the combination of the sales, operations and networks of Yellow Transportation and Roadway, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2008.

Components of Executive Compensation

For 2008, the compensation for each of our “named executive officers” listed in the Summary Compensation Table was comprised of the following principal elements:

•	base salary;

•

annual cash incentive opportunity tied to 2008 operating income (as adjusted) and a one-time grant in 2008 of non-qualified stock options issued to all employees that participate in our Annual Incentive Bonus Program, including the named executive officers, in connection with a reduction in the annual cash incentive opportunity. See Summary of Compensation Components—Annual Incentive Bonus Program;

•

long-term incentive opportunity tied to our performance during 2006-2008 and paid in cash and restricted share units and for Mr. Liljegren long-term incentive opportunity paid in restricted share units; and

•	perquisites and other benefit plans and programs that we sponsor.

Determining Executive Compensation

The Committee has primary responsibility for determining the compensation package for the named executive officers with the assistance of the Company’s chief executive officer and the Committee’s independent compensation consultant (the “Consultant”). The Committee does not follow a strict formula in setting each element of compensation and total compensation and does not have an established formula for allocating executive compensation between cash and equity or short-term and long-term compensation. Instead, the Committee follows market practices relative to each component of compensation while remaining consistent with our executive compensation philosophy and objectives. The Committee utilizes the information that the Consultant provides from the Survey Group (described below) to determine the appropriate level and form of compensation. Generally, the Committee strives to provide base salaries, target annual incentive and long-term incentive opportunities and total compensation for the named executive officers that are near the market median of the Survey Group for similar positions, with the opportunity for the named executive officers to receive annual incentive and long-term incentive compensation in excess of (or less than) target if we exceed (or fail to achieve) our target performance goals. While the Committee uses the market median as a benchmark, it also takes into account experience, tenure in position, scope of an executive’s responsibilities, performance and any other factors that could be relevant at the time when setting salaries and target annual incentive and long-term incentive opportunity levels.

Chief Executive Officer Compensation

In January 2006, the Committee and the full Board (other than Mr. Zollars) determined it was beneficial for us to enter into an employment agreement with Mr. Zollars and established his base salary and annual incentive and long-term incentive opportunities (as set forth in his employment agreement) using a similar method as was used for the other named executive officers, which is targeting each element of compensation and total compensation near the market median of the Survey Group. Executive Agreement—William D. Zollars Employment Agreement for a discussion of the terms of Mr. Zollars’ employment agreement. Mr. Zollars’ January 2006 employment agreement requires the Board to annually review his base salary to determine whether it should be increased. Other than special equity opportunities and the supplemental retirement benefits contained in Mr. Zollars’ employment agreement, the compensation policies for Mr. Zollars are essentially the same as for our other named executive officers. The variation between Mr. Zollars’ and the other named executive officers’ compensation reflects the scope and increased level of responsibility of the chief executive officer position compared with our other named executive officers.

Special equity opportunities were provided to Mr. Zollars to retain him as our top executive and further align his compensation with our longer-term performance. Pursuant to one such opportunity, we were required to grant Mr. Zollars $1.5 million in common stock if certain return on committed capital (“ROC”) and growth in net operating income (after tax) (“NOPAT”) targets were met for the 2006-2008 performance period, calculated in a manner similar to the Company’s LTIP. As these targets were not met, the grant was not made. See Executive Agreement—William D. Zollars Employment Agreement.

In addition, the supplemental retirement benefits were provided to him as part of his new hire package in 1996 and were critical to attract him as a mid-career top executive. These benefits were continued in his 2006 employment agreement and are calculated by reference to the Yellow Pension Plan. When we froze future benefit accruals under the Yellow Pension Plan in July 2008, the future benefit accruals under Mr. Zollars’ employment agreement were also frozen.

Mr. Zollars provided a written self-evaluation of his performance for 2007 and met with the Committee to discuss the evaluation. After this discussion, the Committee met without Mr. Zollars to discuss his compensation and then provided a recommendation to the Board after taking into account the market data that the Consultant provided. Mr. Zollars, who is presently a member of the Board, recused himself from the Board’s deliberations on his compensation, which are held in executive session without him, and abstained from voting on any element of his compensation. The Board, taking into account the recommendation of the Committee, made a final determination as to Mr. Zollars’ 2008 compensation.

The Summary Compensation Table does not provide the dollar value of equity awards that are actually earned during the respective reporting periods. Therefore, we have included the table below to summarize Mr. Zollars’ four-year compensation history that reflects his actual compensation earned, as approved by our Board for fiscal years 2005, 2006, 2007 and 2008. A substantial portion of Mr. Zollars’ compensation is directly linked to our performance. As a result, incentive payouts and total compensation have decreased during this period of time. The determination of incentive awards is further described under Summary of Compensation Components—Annual Incentive Bonus Program and Summary of Compensation Components—Long Term Incentives—Long-Term Incentive Plan below.

			LTIP
Year	Salary ($)	Annual Incentive ($)	Cash Payment ($)		RSUs ($)		Retention Stock ($)	All Other Compensation ($)	Total ($)
2008(1)	1,040,000	0	0-226,200	(2)	0-452,400	(2)	0	$171,895	1,211,895 - 1,890,495
2007(1)	1,040,000	0	631,800		1,227,520		0	191,889	3,091,209
2006(1)	1,000,000	187,500	297,793		1,856,407		1,612,620	233,803	5,188,123
2005(3)	956,250	936,169	2,139,398		2,162,335		0	56,300	6,250,452

(1)	Amounts were obtained from the Summary Compensation Table and the Grants of Plan-Based Awards table in this Proxy Statement, except for 2006, the value of the LTIP award for the 2004-2006 performance period is disclosed in the Grants of Plan-Based Awards table in our Proxy Statement for the 2008 Annual Meeting of Stockholders, and the value of the 2006 retention stock grant is disclosed in the Grants of Plan-Based Awards table in our Proxy Statement for the 2007 Annual Meeting of Stockholders.

(2)	Amounts represent the maximum and minimum potential awards Mr. Zollars could receive under the LTIP with respect to the 2006-2008 performance period. Under the LTIP, the Committee has until the end of the third quarter of 2009 to grant awards for the 2006-2008 performance period and has discretion to reduce or eliminate this potential award. See Summary of Compensation Components—Long-Term Incentives—Long-Term Incentive Plan.

(3)	Amounts were obtained from our Proxy Statement for the 2006 Annual Meeting of Stockholders, except for the LTIP awards. The LTIP awards for the 2003-2005 performance period disclosed in that Proxy Statement were estimates. The cash and RSU amounts in this table reflect the actual awards that were determined in July 2006. The RSU value is disclosed in the Grants of Plan-Based Awards table in our Proxy Statement for the 2007 Annual Meeting of Stockholders.

Compensation for Named Executive Officers (other than the Chief Executive Officer)

Each year, the chief executive officer sets performance goals for the other named executive officers. The chief executive officer reviews the performance of each named executive officer (excluding himself) with the Committee and makes recommendations as to the compensation for each executive. Taking into account the chief executive officer’s performance review of the named executive officers, the Committee compares the chief executive officer’s compensation recommendations against market data from the Survey Group that the Consultant provides and approves the compensation for each named executive officer other than the chief executive officer.

Consultant

The Committee’s Consultant provides guidance and advice to the Committee regarding executive officer compensation trends, reviews compensation plan design and suggests alternative ways to deliver compensation to align with Company goals and benchmarks components of executive compensation against competitive market data. Frederic W. Cook & Co. has been the Committee’s independent consultant since July 2007.

Survey Group

We compete against companies in many industries for executive talent. In addition, there are few direct comparators available to form a meaningful peer group. Given the limited number of direct less-than-truckload, ground transportation comparators, the Committee did not use them as direct benchmarks in 2008.

Therefore, in 2008, the Consultant utilized survey data from published surveys of indirect comparators rather than a peer group of specific companies. The “Survey Group” refers to a compilation of data from published compensation surveys that Watson Wyatt and Mercer produced. The Watson Wyatt 2007/2008 Survey Report on Top Management included data from 2,309 companies in a variety of industries including transportation. The 2007 Mercer Benchmark Database—Executive Module included data from 2,486 companies in approximately 20 major industry classifications, including the transportation sector. For each reviewed position, the Consultant either averaged the surveys, or utilized one of the surveys, depending on how well the duties of the position surveyed matched with the duties of the Company position that the Consultant reviewed. To account for the variation in size of the companies in the survey, the Consultant used regression analysis, where possible to ensure the survey data reflected compensation for companies with similar size (gross revenue) to us. The same survey sources were used to benchmark base salaries, annual incentive and long-term incentive opportunities and total compensation. The Consultant presented the results of the surveys to the Committee at the 50th and 75th percentile levels of the Survey Group. The Committee did not select the specific companies in the Survey Group, but rather discussed the composition of the companies in the surveys and reviewed the results of the surveys that the Consultant presented.

The Survey Group is generally not the same group of companies included in the Dow Jones Transportation Average Stock Index, which we use in our Annual Report on Form 10-K for comparing our common stock performance. The Committee believes that our most direct competitors for executive talent are not necessarily all of the companies that would be included in a published industry index established for comparing stockholder returns. The Dow Jones Transportation Average Stock Index is comprised of airlines, railroads and many other transportation companies that are operationally very different from us and do not compete in trucking and logistics. We generally recruit our executive officers from companies and industries outside of the companies that comprise that index. Because we source executive talent from all industries, utilizing broader industry comparators to benchmark compensation data is more appropriate to ensure that we are able to attract and retain executive talent.

Summary of Compensation Components

Base Salary

Base salary for each of the named executive officers is determined and maintained based on a number of factors including: the salary level for similar positions in the Survey Group, the named executive officer’s experience, tenure in position, level of responsibility and performance, and internal pay equity among our executive officers. The performance of each named executive officer is evaluated by reference to individual goals that the named executive officer, together with the chief executive officer (and in the case of the chief executive officer, together with the Board), establish each year, including:

•	developing and executing our strategies;

•	developing personnel within the executive’s control or management; and

•	participating in and contributing to programs that positively impact our operations and growth.

As part of its annual review process, the Committee met in February 2008 to consider and approve adjustments to the base salaries of the names executive officers following the process outlined above. In July 2008, the Committee met again to evaluate the base salaries of certain named executive officers. As a result of this evaluation, the Committee decided to increase Mr. Liljegren’s salary to reflect his increased duties and responsibilities as our interim chief financial officer and increased Messrs. Churay’s and Kissinger’s salary to better align them with the median of the Survey Group. Actual 2008 salaries for the named executive officers were generally near the median after the July increases.

In January 2009, most of the Company’s employees who are represented by unions ratified modifications to their labor agreements to provide for a 10% reduction in their wages and to eliminate cost of living adjustments in those wages for the remaining term of the Company’s labor agreements. All non-union employees of the Company, including Mr. Zollars and the other named executive officers, reduced their salaries by 10% through June 30, 2009, and by 5% July 1, 2009 through December 31, 2009. This was in addition to prior pension and retiree health care reductions in 2008, reductions in the Company’s matching contributions in the Company’s 401(k) plan and increases in employee costs for Company provided medical and dental benefits.

Annual Incentive Bonus Program

The named executive officers are eligible to receive cash compensation under our Annual Incentive Bonus Program if certain performance objectives are achieved. The annual incentive opportunity for each named executive officer is expressed as a percentage of the named executive officer’s base salary. The Committee established each named executive officers’ target percentage based on a comparison of annual incentive compensation opportunities for similar positions in the Survey Group. The Committee targeted these percentages near the median of the Survey Group, and the 2008 target percentage for each named executive officer was generally near the median of the Survey Group. The maximum annual incentive opportunity was targeted near the 75th percentile of the Survey Group. Actual payouts may be higher or lower depending on the achievement of the Company, business unit and individual performance goals.

The Board approved our 2008 financial plan goals, including adjusted operating income for the Company on a consolidated basis and adjusted operating income for YRC North American Transportation, and the Committee established “threshold,” “100% of financial plan goal,” “target” and “maximum” financial plan objectives for 2008 that tied each named executive officer’s annual incentive opportunity to the financial plan of executive’s respective business unit. Adjusted operating income excluded gains or losses on the sale of property, reorganization charges, impairment charges and certain technology charges.

General economic activity in North America and, in particular, the United States is a primary driver of the Company’s business levels. Therefore, in establishing the financial plan goals, the Committee considers the specific economic circumstances that are anticipated to have an impact on us during the coming year. The Committee generally sets the financial plan goals so that the difficulty of achieving the target is consistent from year to year. The following table sets forth the 2008 financial plan goals for the named executive officers and the percentage of target incentive compensation that could have been paid had the goals been achieved. For 2008, the threshold performance to receive annual incentive compensation was lower than prior years to better align annual incentive compensation with the Company’s expected economic operating environment. However, for named executive officers to earn the full 100% of their respective target incentive compensation, the “Target” was set at a difficult to achieve level of $272 million, or 130% of financial plan goal. A 100% of financial plan goal of $209 million was also established that, if reached, would have provided a payout to named executive officers of 50% of their respective target incentive compensation. In prior years, if the Company achieved 100% of its financial plan goal, the named executive officers would have received 100% of target incentive compensation. In lieu of the opportunity to receive a cash payment equal to 100% of target incentive compensation if 100% of the Company’s financial goal was achieved, the Company awarded all employees who participated in the Company’s Annual Incentive Bonus Program, including the named executive officers, stock options on a one-time basis. See Option Grants.

	THRESHOLD		TARGET	MAXIMUM

Name of Company, Named Executive Officers and Operating Measurement(1)	50% of Financial Plan Goal 0% of Target Incentive Compensation	100% of Financial Plan Goal 50% of Target Incentive Compensation	130% of Financial Plan Goal 100% of Target Incentive Compensation	180% of Financial Plan Goal 200% of Target Incentive Compensation	2008 Actual Performance
YRC Worldwide William D. Zollars Timothy A. Wicks Daniel J. Churay James G. Kissinger Paul F. Liljegren Adjusted operating income	$104,620,402	$209,240,803	$272,013,044	$376,633,445	$(48,622,906)

YRC North American Transportation Michael J. Smid Adjusted operating income	111,522,160	223,044,320	289,957,616	401,479,776	(37,951,506)

(1)	Due to his resignation on August 13, 2008, Mr. Bruffett was not eligible to participate in the Annual Incentive Bonus Program in 2008.

Actual achievement of objectives between threshold and 100% of the financial plan goal, between 100% of the financial plan goal and target and between target and maximum provide the named executive officers with the opportunity for payouts that are proportionately between the percentages of target incentive bonus for each of those objectives.

The Committee may exclude certain items that are not related to ongoing operations when calculating the financial measures for a performance year, including gains or losses not anticipated during the annual business planning process. For 2008, adjusted operating income for the Company on a consolidated basis and adjusted operating income for YRC North American Transportation excluded gain or loss on the sale of property, reorganization charges, impairment charges and certain technology charges. In determining annual incentive payouts for a year, the Committee may reduce payouts if our performance is below our goals, if the Committee determines that it is in the best interest of our stockholders taking into consideration the cyclical nature of our industry and the impact of general economic conditions on our operations in that year or based upon an assessment of the named executive officer’s performance versus individual objectives. The Committee generally approves annual incentive compensation payments during the first quarter of the year following the performance year.

For 2008, the performance objectives used to determine annual incentive compensation eligibility were weighted 75% based on adjusted operating income of the Company or YRC North American Transportation, as applicable, and 25% based on the individual performance of the named executive officers.

Before the Company pays any annual incentive compensation, we must achieve a minimum adjusted operating income threshold on a consolidated basis that is intended to fund the payments. This threshold adjusted operating income is set forth in the table above in the “threshold” column. Because we did not achieve our threshold financial plan goals for 2008, the named executive officers did not receive annual incentive compensation for 2008. Therefore, individual performance reviews were not a factor in determining annual incentive compensation payments for 2008.

Option Grants. Due to the reduced opportunity to receive annual cash incentive payments under the Annual Incentive Bonus Program in 2008, on May 15, 2008, the Committee granted to all employees of the Company who participate in the Annual Incentive Bonus Program, including the named executive officers, non-qualified stock options pursuant to the Company’s 2004 Long-Term Incentive and Equity Award Plan. In essence, a portion of the employee’s short term annual incentive opportunity was replaced with an opportunity to participate in the Company’s longer term growth. These options had a value equal to approximately 14% of the named executive officer’s target annual incentive compensation, had an exercise price of $18.82 per share and vest in one-third increments on January 1, 2009, 2010 and 2011.

Long-Term Incentives

Long-Term Incentive Plan. Our LTIP provides our named executive officers (other than Mr. Liljegren) an opportunity to receive cash and stock based awards if certain performance objectives are achieved. The long-term incentive opportunity is expressed as a percentage of the named executive officer’s base salary. Similar to the annual incentive target percentages, the Committee established these target percentages based on a comparison of long-term compensation opportunities for similar positions in the Survey Group. The Committee targeted these percentages near median of the Survey Group, and the 2008 target percentage was generally near the median of the Survey Group. The maximum long-term incentive opportunity is targeted near the 75th percentile of the Survey Group. Actual awards may be higher or lower than the target opportunity established at the beginning of the performance period, depending on our relative financial performance compared to companies in the S&P MidCap 400 Index.

Under the LTIP, the Committee has adopted overlapping three-year performance periods for award opportunities that are granted annually after the completion of a three-year performance period. Thus, at the end of each calendar year, one three-year period concludes while two three-year period are one-third and two-thirds completed, and a new three-year period is just beginning.

Payments under the LTIP depend upon our adjusted NOPAT growth and ROC for the three-year period as compared to companies in the S&P MidCap 400 Index. The S&P MidCap 400 Index is comprised of approximately 400 companies. If the comparative performance is obtained at the end of a three-year performance period, the Committee grants cash (one-third of total award opportunity) and rights to receive shares of our common stock (restricted share units) (two-thirds of total award opportunity) to the eligible named executive officers. One hundred percent of the restricted share units vest on the third anniversary of the date of grant. The Committee retains discretion to reduce all or any awards prior to the date of grant in consideration of a number of factors such as performance versus a key group of competitors and achievement of individual performance goals.

After review with its Consultant, the Committee chose NOPAT growth and ROC as measures that it believes will drive total shareholder return through management’s ability to generate operating income while continuing to focus on the efficient use of capital. The use of the companies in the S&P MidCap 400 Index was chosen to reflect the competing stock investment alternatives that our stockholders could choose as an alternative to investing in our common stock. ROC is calculated by dividing our adjusted NOPAT by our average debt and equity.

The performance measures were weighted 40% on NOPAT growth and 60% on ROC for the 2006-2008 performance period (with 2006 weighted 30% on NOPAT growth and 70% on ROC), and the performance period is weighted with the first two years of each period having a weight of 25% each and the last year having a weight of 50%. The threshold for an award under the LTIP is 25th percentile performance for a 25% of target award; the Committee grants 100% of target awards at 50th percentile performance; and the Committee grants 200% of target awards at 75th percentile performance. In between the 25th percentile and the 50th percentile and in between the 50th percentile and the 75th percentile, the Committee grants proportionate awards.

The Committee’s historical practice has been to approve awards for a three-year performance period in the first quarter of the year following the end of the period unless performance for the last year of the period has been estimated. In that case, the Committee approves a percentage of the estimated award in the first quarter of the year following the end of the three-year performance period as a minimum payment. After the data is available to determine actual performance in the last year of the three-year period and calculate the final award, the balance of the award for the period is paid during the third quarter of the year following the end of the period. For the performance period ending in 2008, the Committee decided to delay approving any awards until as late as the third quarter of 2009.

The LTIP formula for the 2006-2008 performance period indicates that a payout for the period could be as high as 21.75% of target. This payout percentage is based on NOPAT growth and ROC in the 34th percentile and 48th percentile, respectively, for 2006. Performance for 2007 and 2008 was below threshold for NOPAT growth and ROC. Under the LTIP, the Committee has until the end of the third quarter of 2009 to grant awards for the 2006-2008 performance period. The Committee has the discretion under the LTIP to reduce payouts below the indicated formulaic payout (down to zero payout).

Executive Share Program. In 2008, Mr. Liljegren participated in the Company’s Executive Share Program. Pursuant to the Executive Share Program, the Company makes annual grants of restricted share units pursuant to the Company’s 2004 Long-Term Incentive and Equity Award Plan to key leaders that do not participate in the LTIP to provide long-term incentive to these employees. Restricted share units awarded pursuant to the Executive Share Program vest on the third anniversary of the date of grant. To determine the aggregate amount of restricted share units available for award under the Executive Share Program, the Committee considers our NOPAT and ROC for the prior three-year period compared to companies in the S&P MidCap 400 Index and considers our projected NOPAT and ROC for the upcoming fiscal year. However, unlike the LTIP, no formula is used to determine the amount of restricted share units available for award, if any. Individual awards are then determined based on each individual’s employment grade, prior performance and potential performance.

Perquisite Program

The named executive officers participate in our executive perquisite program. Under this program, Mr. Zollars receives $150,000 annually, the other named executive officers (other than Mr. Liljegren) receive $25,000 annually and Mr. Liljegren receives $15,000 annually. There is no requirement that a named executive officer spend the perquisite payments on any particular item. Mr. Zollars’ perquisites include personal use (up to his $150,000 perquisite level) of two aircraft in which the Company owns a very small fractional interest. Perquisite levels are set based on competitive market data that the Consultant provides from the Survey Group and are limited to cash payments. Perquisite payments are subject to local, state and federal income taxation and withholding and are differentiated from base salary because perquisites are not included in compensation when determining our retirement contributions to qualified or non-qualified retirement plans and are not included in the calculation of pension contributions and benefits or any annual or long-term incentive payouts. Perquisite payments are included in the “All Other Compensation” column of the Summary Compensation Table.

Benefit Plans

The named executive officers are eligible to participate in our health and welfare plans, including those that provide medical, dental, life insurance and accidental death and dismemberment benefits, at the same level and on the same basis as our other employees.

The named executive officers participate in our defined contribution 401(k) plan, which is a tax-qualified retirement savings plan. In 2008, we made nondiscretionary matching contributions equal to 50% of participant contributions up to a maximum contribution by us of 3% of a participant’s eligible contributions. Matching contributions were comprised of 50% cash and 50% shares of our common stock until October 2008 when matching contributions changed to 100% cash. The Internal Revenue Code of 1986, as amended (the “Tax Code”), limits the contributions the named executive officers can make to the plan.

We sponsor two qualified pension plans for employees of our participating subsidiaries that commenced employment prior to January 1, 2004. We froze benefit accruals on and after July 1, 2008 under these plans. Messrs. Zollars, Smid, Churay and Bruffett participated in one of these plans. See Pension Benefits for a discussion of this qualified pension plan.

Because the Tax Code limits our named executive officers’ benefit payments from qualified defined benefit plans and contributions to qualified defined contribution plans, we have adopted nonqualified deferred compensation plans, including a supplemental pension plan to restore benefits that these limitations would otherwise take away. We may or may not fund our obligations under these plans in advance of an executive’s retirement, and the executive is considered an unsecured, general creditor of the Company with respect to our obligations to make payments under these plans. Messrs. Smid, Churay and Bruffett participate in our supplemental pension plan. Mr. Zollars does not participate in the supplemental pension plan. Instead, he will receive supplemental retirement benefits pursuant to the terms of his employment agreement with us. See Pension Benefits for a discussion of this supplemental pension plan and Mr. Zollar’s employment agreement. In July 2008, the Company froze all employees’ benefit accruals under the Company’s qualified and non-qualified defined benefit plans and Mr. Zollars’ benefit accruals under his employment agreement.

Because Mr. Liljegren joined the Company after we had frozen participation in our benefit plans in 2004, he became a participant in the Company’s Core Retirement Plan. This plan provides for a contribution of 1% base salary earned during the first two years of participation, 3% for years three through nine and 5% for ten or more years. Effective May 30, 2008, we suspended contributions to this plan, and effective December 31, 2008, we terminated this plan by merging it into our 401(k) plan. Messrs. Wicks and Kissinger were not eligible to participate in this plan prior to its termination due to a one year waiting period after commencing employment.

Severance and Other Termination-of-Employment Benefits

We have entered into executive severance agreements with our named executive officers that provide for payment if an executive is terminated without cause or resigns for good reason within two years after a change of control transaction. We also maintain an executive severance policy that provides for payment if an executive is terminated as a result of the elimination of the executive’s position, a restructuring of the Company or a reduction in work force. This severance policy does not cover Mr. Zollars, as he is entitled to severance benefits pursuant to the terms of his employment agreement. The Company’s severance arrangements for our named executive officers are described in Potential Payments upon Termination or Change of Control.

We enter into change of control arrangements to attract and retain executive officers that we believe will bring the greatest value to our stockholders. The Committee believes these agreements are crucial to incent named executive officers to obtain the highest value for us when considering a change of control transaction and to remain employed with us during a period of uncertainty. The benefits that may be received under the executive severance agreements were based on data received from the Consultant, are consistent with market practice and do not affect other elements of compensation for the named executive officers.

Equity Ownership Guidelines

In 2004, the Committee established equity ownership guidelines for our executive officers who actively participate in the LTIP (or any successor to that plan). These guidelines establish equity ownership targets based on an executive’s base salary and salary grade level. The target levels of ownership for each executive are phased in over a six-year period beginning with the executive’s first year of participation in the LTIP. If an executive does not achieve the desired target level of equity ownership by the end of the six-year period or does not achieve specified interim target levels, the Committee may award restricted units in lieu of cash that the executive is entitled to receive under the LTIP or the Annual Incentive Bonus Program as necessary to bring the executive into or move the executive towards the target levels.

The equity ownership guidelines provide for a target number of shares measured at December 31 of each year of participation in the LTIP based upon the higher of the (i) average closing market price of a share of our common stock for all trading days during the fourth quarter of the calculation year and (ii) closing market price on the last day in the fourth quarter of the calculation year and as determined under the equity ownership guidelines. The equity ownership guidelines also include provisions prohibiting our executives from entering into transactions involving derivatives where the underlying equity is our common stock used to satisfy the ownership guidelines, or from pledging any of those shares.

The target equity ownership for each of the named executive officers that is currently employed by us is as follows: Mr. Zollars—5x base salary; Mr. Wicks—4x base salary; Mr. Smid—4x base salary; Mr. Churay—3x base salary; and Mr. Kissinger—2x base salary. Because Mr. Liljegren does not participate in the LTIP, the ownership guidelines are not applicable to him. Due to the severe economic recession and the Company’s results, our share prices have been dramatically lower. Therefore, as of December 31, 2008, Messrs. Zollars, Smid and Churay did not satisfy the interim equity ownership guidelines. As a result, the Committee has the discretion to make awards, if any, under our LTIP and Annual Incentive Bonus Program in restricted share units in lieu of cash. Due to the fact that Messrs. Wicks and Kissinger were initially employed by us during 2008, they have until December 31, 2009 to satisfy the first target level of stock ownership.

Executive Compensation Recovery Policy

In December 2007, the Committee adopted an executive compensation recovery policy that allows the Committee, in its sole discretion, to recover from our executive officers annual and long-term incentive-based compensation in the event of a restatement of our financial statements as a result of errors, omissions or fraud, regardless of whether the executive officers caused the restatement. The incentive compensation subject to recovery is limited to incentive compensation granted after December 2007 that exceeds the compensation that would otherwise have been granted based on the restated financial results for the restated periods, but only to the extent of unvested or deferred equity award. The Committee will consider the impact of taxes previously paid with respect to the incentive compensation when determining whether and to what extent to recover incentive compensation.

Limitations on Deductibility of Executive Compensation

Section 162(m) of the Tax Code, places a limit of $1 million on the amount of compensation that we may deduct for federal income tax purposes in any year with respect to certain executive officers. Certain performance-based compensation and certain other compensation that our stockholders have approved are not subject to the deduction limit. We have qualified certain compensation paid to executive officers for deductibility under Section 162(m), including compensation expense related to incentive compensation that we grant pursuant to our 2004 Long-Term Incentive and Equity Award Plan and compensation that we pay pursuant to our Annual Incentive Bonus Program. We may from time to time pay compensation to our executive officers that may not be deductible for federal income tax purposes.

Effective, January 1, 2006, we adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payment, to account for equity awards. A discussion of SFAS 123R is contained in the Notes to Consolidated Financial Statements, Principles of Consolidation and Summary of Accounting Policies—Stock Based Compensation, in our Annual Report on Form 10-K.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis, and based on such review and discussion, the Compensation Committee recommended to the Board of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement.

Dennis E. Foster, Chairman

Michael T. Byrnes

Cassandra C. Carr

Phillip J. Meek

EXECUTIVE COMPENSATION

The table below sets forth compensation in the fiscal years ended December 31, 2006, 2007 and 2008 for our named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
William D. Zollars	2008	1,040,000		0		2,340,700	82,035	0		1,023,000	171,895	4,657,630
Chairman of the Board, President and Chief Executive Officer								0	(6)
								0
	2007	1,040,000		0		2,369,535	0	0		1,475,000	191,889	5,708,224
								631,800
								631,800
	2006	1,000,000		0		1,902,472	0	187,500		876,000	233,803	4,497,568
								297,793
								485,293

Timothy A. Wicks	2008	87,949		100,000	(7)	25,000	0	0		—	57,943	270,892
Executive Vice President and Chief Financial Officer (since October 2008)

Michael J. Smid	2008	605,885	(8)	0		427,077	23,626	0		124,000	419,572	1,600,160
President of YRC North American Transportation								0	(6)
								0
	2007	522,792		0		398,925	0	0		210,000	52,676	1,345,308
								160,915
								160,915
	2006	451,500		0		307,658	0	37,249		203,000	48,923	1,107,588
								59,258
								96,507

Daniel J. Churay	2008	369,018		0		268,380	11,157	0		19,000	31,900	699,455
Executive Vice President, General Counsel and Secretary								0	(6)
								0
	2007	344,750		0		257,314	0	0		11,000	37,584	734,422
								83,774
								83,774

James G. Kissinger	2008	306,539		70,000	(7)	0	8,748	0		—	31,900	417,187
Executive Vice President—Human Resources								0	(6)
								0

Paul F. Liljegren	2008	229,636		0		40,891	3,551	0		—	21,056	295,134
Vice President, Corporate Controller and Chief Accounting Officer (since September 2005); Interim Chief Financial Officer (August 2008 – October 2008)

Former Executive Officer
Stephen L. Bruffett(9)	2008	237,500		0		(161,966)	0	0		—	23,567	99,101
Former Executive Vice President and Chief Financial Officer
								0
	2007	316,250		0		161,966	0	68,537		23,000	29,305	599,058
								68,537	(6)

(1)

Amounts represent the SFAS 123R expense (excluding the estimate of forfeitures related to service based vesting conditions) for restricted share units granted under the LTIP, restricted stock granted under Mr. Zollars’ employment agreement, restricted share units granted to Mr. Wicks under the 2004 Long-Term Incentive and Equity Award Plan and restricted share units granted to Mr. Liljegren under the Executive Share Program. No assumptions were necessary to determine the SFAS 123R expense. Each grant of restricted share units is expensed ratably over the performance and/or vesting period, as applicable. Each grant of restricted stock is expensed ratably over the vesting period. Therefore, amounts represent the SFAS 123R expense that the Company recognized in 2008 for restricted share units and restricted stock granted in 2008 and prior years. Due to Mr. Bruffett’s termination of employment, all of his unvested stock awards were forfeited and the amount shown represents a reversal of amounts previously reported as an expense in the Summary Compensation Table for all years during which Mr. Bruffett was a named executive officer.

See Compensation Discussion and Analysis—Summary of Compensation Components—Long-Term Incentives—Long-Term Incentive Plan and Grants of Plan-Based Awards table for additional information regarding awards in 2008.

The Company has not materially modified any award previously made to its executive officers, except that the Compensation Committee lifted the additional holding restrictions upon previously granted restricted share units effective as of January 2, 2008, the date that such restrictions could be lifted pursuant to the transitional rules under Section 409A of the Tax Code. Such modification did not result in any additional incremental fair value of these awards as determined under SFAS 123R.

(2)	Amount represents the SFAS 123R expense (excluding the estimate of forfeitures related to service-based vesting conditions) that the Company recognized in 2008 for the grant of stock options. See Note 8 to Consolidated Financial Statements, Stock Compensation Plans, in the Company’s Annual Report on Form 10-K for a discussion of the assumptions used in calculating this amount. Due to Mr. Bruffett’s termination of employment, all stock options that were granted to him in 2008 were forfeited, and as a result the Company did not recognize a SFAS 123R expense in 2008 for the grant of stock options to Mr. Bruffett.

(3)	The amounts in the first line represent payments pursuant to our Annual Incentive Bonus Program and the second line, if applicable, represents the cash portion of the LTIP with a total of these awards.

(4)	The amounts reported in this column represent the aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans. Mr. Bruffett’s aggregate change in the actuarial present value under all defined benefit and actuarial pension plans for 2008 was ($33,000). Messrs. Wicks, Kissinger and Liljegren are not eligible to participate in our pension plans.

(5)	All other compensation for 2008 includes the following:

Name	Flexible Perquisite Allowance ($)(a)	Company Matching Contribution to 401(k) Plan ($)	Relocation Expenses ($)(b)	Other ($)(c)	Total ($)
William D. Zollars	150,000	6,900	0	14,995	171,895
Timothy A. Wicks	5,497	0	52,446	0	57,943
Michael J. Smid	25,000	6,900	387,672	0	419,572
Daniel J. Churay	25,000	6,900	0	0	31,900
James G. Kissinger	25,000	6,900	0	0	31,900
Paul F. Liljegren	14,167	6,889	0	0	21,056
Stephen L. Bruffett	16,667	6,900	0	0	23,567

(a)	The Company provides each named executive officer with cash payments for perquisites, which are more fully described in Compensation Discussion and Analysis.

(b)	For Mr. Wicks, the amount represents payment for miscellaneous moving expenses and reimbursement for travel related to relocation, and for Mr. Smid, the amount represents reimbursement for travel related to relocation and reimbursement for loss on sale of his home. For Mr. Smid, this amount includes a tax gross-up of $125,441.

(c)	The amount represents compensation for use of aircraft that IRS rules require Mr. Zollars to include in his compensation, including a gross-up for taxes.

(6)	The Compensation Committee has until the end of the third quarter of 2009 to make award determinations under the LTIP for the 2006-2008 performance period. As of the date of this proxy statement, no such determination has been made. All of the named executive officers other than Messrs. Wicks, Liljegren and Bruffett participated in the LTIP at the end of 2008. Based solely on application of the LTIP formula to the Company’s performance over the 2006-2008 performance period, the eligible named executive officers could receive up to 21.75% of the target awards under the LTIP. Such amount, however, could be reduced or eliminated prior to the Committee’s final determination. See Compensation Discussion and Analysis—Summary of Compensation Components—Long-Term Incentives—Long-Term Incentive Plan. Set forth below is the minimum and maximum potential cash and restricted stock unit amounts that the eligible named executive officers could receive under the LTIP for the 2006-2008 performance period.

	Cash Payments ($)	RSUs ($)	Total ($)
William D. Zollars	0 - 226,200	0 - 452,400	0 - 678,600
Michael J. Smid	0 - 72,645	0 - 145,290	0 - 217,935
Daniel J. Churay	0 - 32,105	0 - 64,209	0 - 96,314
James G. Kissinger	0 - 25,558	0 - 51,115	0 - 76,673

(7)	Represents a one-time payment in connection with the commencement of employment with the Company.

(8)	The Company paid Mr. Smid $5,885 representing amounts earned and accrued, but unpaid, for vacation days that Mr. Smid did not take. Pursuant to Company policy, Mr. Smid was required to use this amount to pay his out-of-pocket costs for Company provided benefits.

(9)	Mr. Bruffett resigned, effective August 13, 2008.

EXECUTIVE AGREEMENT

The Company has entered into an employment agreement with Mr. Zollars, which is described below.

William D. Zollars Employment Agreement. On January 25, 2006, the Company entered into an Employment Agreement with Mr. Zollars that contains the following terms and conditions:

•

a five-year term commencing January 1, 2006, and ending on December 31, 2010; with automatic extensions for additional one-year periods unless the Company or Mr. Zollars provides specified prior termination notice;

•	a base salary that is reviewed annually, with current base salary equal to $1,040,000;

•	participation in the Company’s Annual Incentive Bonus Program with a current target level of 150% of base salary;

•	participation in the Company’s LTIP with a target level of 300% of base salary;

•

a grant on January 26, 2006 of 32,330 restricted shares of the Company’s common stock, with full vesting and removal of the restrictions contingent upon the Company having positive net income for the five-year period ending December 31, 2010 and Mr. Zollars not having terminated his employment without “good reason” on or before December 31, 2010;

•

an additional potential grant between January 1, 2009 and March 31, 2009, having a value of up to $1.5 million in shares of the Company’s common stock, with the number of shares granted determined by comparing the Company’s NOPAT growth and ROC for 2006, 2007 and 2008 against the NOPAT growth and ROC of the companies in the S&P MidCap 400 Index similar to the LTIP; the performance measures were weighted 30% on NOPAT growth and 70% on ROC, each year of performance is equally weighted, performance at the 50th percentile would have resulted in a 100% payout, with proportionate payouts for performance above or below the 50th percentile; Mr. Zollars did not receive any shares because the average payout percentage for the three-year period did not equal or exceed 50%;

•

retention of a fully vested, supplemental retirement benefit, payable as a lump sum rather than in installments during retirement, and the lump sum payment equal to the difference between the net present values of the benefits that Mr. Zollars would have received under the Company’s pension plan if the benefit would have commenced as of his normal retirement date (as defined under the pension plan) and would have been paid in a single life annuity over the longer of his life or his spouse’s life, using his actual years of service (which effective July 1, 2008 was frozen at 11 years) plus 16 years and the benefit Mr. Zollars would have received if the Tax Code did not limit his compensation; and

•

severance benefits in the event of Mr. Zollars’ termination “without cause” or resignation for “good reason” or following a “change of control” (as those terms are defined in the agreement, with “change of control” having the same definition as that in Mr. Zollars’ executive severance agreement described in Potential Payments upon Termination or Change of Control) as follows: a separation payment in the amount of twice (except in the case of a termination of Mr. Zollars’ employment after or in connection with a change of control, in which case the amount shall be three times) Mr. Zollars’ annual rate of compensation, including target annual incentive, at the time of termination or resignation, plus annual incentive earned for the year of termination based on actual achievement of predetermined criteria and paid at the same time annual incentives are paid to similarly situated employees; payment of vested supplemental retirement benefits; immediate vesting of all outstanding stock options and equity-based awards (except for LTIP awards in a non-change of control termination, which will continue to vest); and health and welfare benefit plan continuation for 24 months.

GRANTS OF PLAN-BASED AWARDS

The table below sets forth the following plan-based awards to our named executive officers:

•	grant of non-qualified stock options due to reduced annual incentive opportunity;

•	annual incentive opportunity for the fiscal year ended December 31, 2008;

•	grant of LTIP awards in February 2008 for the 2005-2007 performance period;

•	estimated LTIP award opportunity for the 2006-2008 performance period;

•	grant of restricted share units to Mr. Wicks pursuant to the 2004 Long-Term Incentive and Equity Award Plan;

•	grant of restricted share units to Mr. Liljegren pursuant to the Executive Share Program for the 2007 performance period; and

•	estimated award opportunity for Mr. Liljegren pursuant to the Executive Share Program for the 2008 performance period.

In the table below, “Ann.” means annual and “Opp.” means opportunity.

Name	Award or Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options or Units (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Equity Award ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
William D. Zollars
Option Grant	5/15/08	—	—	—	—	—	—	—	37,500	18.82	227,539
2008 Ann. Incentive Opp.		0	1,560,000	3,120,000	—	—	—	—	—	—	—
2005-07 LTIP Award(4)	2/21/08	260,000	1,040,000	2,080,000	520,000	2,080,000	4,160,000	—	—	—	1,227,520
2006-08 LTIP Opp.(5)		260,000	1,040,000	2,080,000	520,000	2,080,000	4,160,000	—	—	—	—

Timothy A. Wicks
Restricted Share Unit Grant(6)	10/15/08	—	—	—	—	—	—	75,000	—	—	300,000
2008 Ann. Incentive Opp.		0	65,962	131,924	—	—	—	—	—	—	—

Michael J. Smid
Option Grant	5/15/08	—	—	—	—	—	—	—	10,800	18.82	65,537
2008 Ann. Incentive Opp.		0	450,000	900,000	—	—	—	—	—	—	—
2005-07 LTIP Award(4)	2/20/08	66,220	264,881	529,762	132,440	529,762	1,059,524	—	—	—	330,485
2006-08 LTIP Opp.(5)		83,500	334,000	668,000	167,000	668,000	1,336,000	—	—	—	—

Daniel J. Churay
Option Grant	5/15/08	—	—	—	—	—	—	—	5,100	18.82	30,948
2008 Ann. Incentive Opp.		0	202,960	405,920	—	—	—	—	—	—	—
2005-07 LTIP Award(4)	2/20/08	34,475	137,900	275,800	68,950	275,800	551,600	—	—	—	172,050
2006-08 LTIP Opp.(5)		36,902	147,607	295,214	73,804	295,214	590,428	—	—	—	—

James G. Kissinger
Option Grant	5/15/08	—	—	—	—	—	—	—	4,000	18.82	24,273
2008 Ann. Incentive Opp.		0	153,270	306,540	—	—	—	—	—	—	—
2006-08 LTIP Opp.(5)		29,377	117,507	235,014	58,753	235,014	470,028	—	—	—	—

Paul F. Liljegren
Option Grant	5/15/08	—	—	—	—	—	—	—	1,625	18.82	9,861
2008 Ann. Incentive Opp.		0	103,336	206,672	—	—	—	—	—	—	—
2007 Executive Share Prog. Grant(7)	2/20/08	—	—	—	—	119,475	—	—	—	—	24,005
2008 Executive Share Prog. Opp.(8)		—	—	—	—	137,782	—	—	—	—	—

Stephen L. Bruffett
Option Grant(9)	5/15/08	—	—	—	—	—	—	—	5,100	18.82	30,948
2005-07 LTIP Award(4)(9)	2/20/08	28,112	112,448	224,896	56,224	224,896	449,792	—	—	—	140,296

(1)	Amounts in these columns represent the range of cash payouts under the Company’s Annual Incentive Bonus Program in 2008 and the Company’s LTIP for the respective performance periods. The Company did not pay any annual incentives to the named executive officers based on 2008 performance. See Compensation Discussion and Analysis—Summary of Compensation Components—Annual Incentive Bonus Program and Long-Term Incentives—Long-Term Incentive Plan.

(2)	Amounts in these columns represent the range of restricted share unit payouts under the Company’s LTIP for the respective performance periods. Amounts are denominated in dollars, but are paid in restricted share units based upon the closing price of the Company’s common stock on the grant date. See Compensation Discussion and Analysis—Summary of Compensation Components—Long-Term Incentives—Long-Term Incentive Plan.

(3)	Grant date fair value of each equity award is calculated in accordance with SFAS 123R.

(4)	On February 20, 2008, the Compensation Committee granted to Messrs. Smid, Churay and Bruffett, and on February 21, 2008, the Board granted to Mr. Zollars, cash and restricted share units for the 2005-2007 LTIP performance period. The cash portion of this award is set forth in the Summary Compensation Table for 2007.

(5)	Amounts represent the estimated LTIP opportunity for the 2006-2008 performance period for the named executive officers that are eligible to receive awards for that performance period. Application of the LTIP formula to the Company’s performance over the period indicates awards could be as high as 21.75% of the target amount. Named executive officers do not have a contractual right to this award prior to the date of grant. The Compensation Committee has not granted any awards and may exercise its discretion to reduce or eliminate any potential award prior to making a final determination by the end of the third quarter of 2009. See Compensation Discussion and Analysis—Long-Term Incentives—Long-Term Incentive Plan.

(6)	Upon commencement of his employment, Mr. Wicks received 75,000 restricted share units that will vest on October 15, 2011.

(7)	On February 20, 2008, Mr. Liljegren was granted restricted share units pursuant to the Executive Share Program for the 2007 performance period.

(8)	Amount represents the estimated opportunity under the Executive Share Program. The actual award with respect to 2008, if any, is expected to be made during the third quarter of 2009 once all relevant performance data is finalized and would be based upon base salary, employment grade, prior performance and potential performance. Mr. Liljegren does not have a contractual right to this award prior to the date of grant, and the Compensation Committee, in its discretion, may reduce or eliminate any potential grant. See Compensation Discussion and Analysis—Summary of Compensation Components—Long-Term Incentives—Executive Share Program.

(9)	Mr. Bruffett forfeited this option grant and the restricted share units awarded for the 2005-2007 performance period when he resigned on August 13, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth the outstanding stock options and stock awards for each of our named executive officers as of December 31, 2008.

	Option Awards				Stock Awards
Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	No. of Shares of Stock or Units that have not Vested (#)(1)		Market Value of Shares of Stock or Units that have not Vested ($)(2)
William. D. Zollars
5/15/2008(3)	0	37,500	18.82	5/15/2018
2/21/2008					76,768		220,324
3/9/2007					44,348		127,279
7/20/2006					13,376		38,389
2/24/2006					32,922		94,486
1/26/2006					32,330	(4)	92,787
7/14/2005					4,775		13,704
2/25/2005					23,440		67,273
7/14/2004					4,885		14,020
2/27/2004					15,700		45,059
4/18/2003					7,271		20,868
					255,815		734,189

Timothy A. Wicks
10/15/2008					75,000	(5)	215,250

Michael J. Smid
5/15/2008(3)	0	10,800	18.82	5/15/2018
10/2/2002	35,000	0	16.12	5/19/2010
2/21/2008					19,660		56,424
3/9/2007					8,825		25,328
7/19/2006					2,730		7,835
2/24/2006					6,699		19,226
7/14/2005					859		2,465
2/25/2005					4,216		12,100
7/14/2004					930		2,669
2/27/2004					2,989		8,578
4/18/2003					1,417		4,067
					48,325		138,692

Daniel J. Churay
5/15/2008(3)	0	5,100	18.82	5/15/2018
2/21/2008					10,235		29,374
3/9/2007					5,898		16,927
7/19/2006					1,965		5,640
2/24/2006					4,823		13,842
7/14/2005					499		1,432
2/25/2005					2,448		7,026
7/14/2004					681		1,954
2/27/2004					2,187		6,277
4/18/2003					355		1,019
					29,091		83,491

	Option Awards				Stock Awards
Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	No. of Shares of Stock or Units that have not Vested (#)(1)		Market Value of Shares of Stock or Units that have not Vested ($)(2)
James G. Kissinger
5/15/2008(3)	0	4,000	18.82	5/15/2018

Paul F. Liljegren	0	1,625	18.82	5/15/2018
5/15/2008(3)					1,428		4,098
2/20/2008					1,015	(6)	2,913
3/9/2007					1,119	(6)	3,212
2/24/2006					3,562	(6)	10,223

Stephen L. Bruffett(7)	—	—	—	—	—		—

(1)	Except as otherwise indicated, all amounts represent unvested restricted share units granted pursuant to the Company’s LTIP. Restricted share units granted in 2008 and 2007 vest on the third anniversary of the grant date. Restricted share units granted prior to 2007 vest as follows – fifty percent on the third anniversary of the grant date and fifty percent on the sixth anniversary of the grant date.

(2)	The calculation of the market value of unvested stock awards is based on the per share closing price of the Company’s common stock of $2.87 on December 31, 2008.

(3)	Represent options granted pursuant to the Company’s 2004 Long-Term Incentive and Equity Award Plan that vest in one-third increments on January 1, 2009, 2010 and 2011. See Compensation Discussion and Analysis—Summary of Compensation Components—Annual Incentive Bonus Program—Option Grants.

(4)	Pursuant to Mr. Zollars’ employment agreement, he received 32,330 restricted shares of the Company’s common stock that will vest during the first quarter 2011 upon satisfaction of certain conditions. See Executive Agreement—William D. Zollars Employment Agreement.

(5)	Represent unvested restricted share units granted to Mr. Wicks upon commencement of his employment pursuant to the Company’s 2004 Long-Term Incentive and Equity Award Plan that vest on the third anniversary of the grant date.

(6)	Represent unvested restricted share units granted pursuant to the Company’s Executive Share Program and vest on the third anniversary of the grant date.

(7)	All unvested options and unvested restricted share units were forfeited upon Mr. Bruffett’s termination of employment on August 13, 2008.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to options exercised and stock awards vested for our named executive officers during the fiscal year ended December 31, 2008.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)(2)
William D. Zollars	0	0	28,214		439,718
Timothy A. Wicks	0	0	0		0
Michael J. Smid	0	0	5,075		79,094
Daniel J. Churay	0	0	2,946		45,914
James B. Kissinger	0	0	0		0
Paul F. Liljegren	0	0	438	(3)	6,570
Stephen L. Bruffett	0	0	1,855		28,910

(1)	Unless otherwise indicated, amounts represent the gross number of restricted share units under our LTIP that vested during 2008.

(2)	Amounts represent the value of the vested stock awards based on the closing price of our common stock on the vesting date or the next business day if the vesting date was not a business day.

(3)	Represents the gross number of restricted share units granted under the Executive Share Program that vested during 2008.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2008, with respect to our compensation plans under which equity securities are authorized for issuance:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column(a)
Equity compensation plans approved by security holders	2,366,000	(1)	$20.05	(2)	2,458,897	(3)
Equity compensation plans not approved by security holders	0		0		0

Total	2,366,000		$20.05		2,458,897

(1)	Includes 1,191,000 shares issuable upon the exercise of stock options and 1,175,000 shares issuable upon vesting of restricted share units.

(2)	Amount does not take into account shares issuable upon vesting of restricted share units, which have no exercise price.

(3)	Represents shares available for issuance under our 2004 Long-Term Incentive and Equity Award Plan.

PENSION BENEFITS

The following table sets forth information regarding pension benefits for our named executive officers with respect to the fiscal year ended December 31, 2008:

Name	Plan Name	No. of Years Credited Service (#)(1)		Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
William D. Zollars	Yellow Pension Contractual Supplemental Retirement	11 27	(3)	251,000 8,568,000	0 0
Michael J. Smid	Yellow Pension Supplemental Pension	22 22		562,000 1,011,000	0 0
Daniel J. Churay	Yellow Pension Supplemental Pension	5 5		57,000 53,000	0 0
Stephen L. Bruffett	Yellow Pension Supplemental Pension	9 9		73,000 36,000	0 0

(1)	Effective July 1, 2008, benefit accruals under all plans and agreements were frozen.

(2)	In calculating the present value of the accumulated pension benefit, the following assumptions were used:

a)	a Statement of Financial Accounting Standard No. 87 discount rate of 6.52%,

b)	an expected retirement age of 65, except for Messrs. Smid and Churay for whom the retirement ages of 58 and 63, respectively, were used because those are the earliest ages at which they may retire under the applicable plan without benefit reduction,

c)	the RP-2000 was used as the post-retirement mortality table and no table was used for pre-retirement mortality,

d)	a discount percentage of 6.52% was used to calculate the lump sum distribution, except for Mr. Zollars for whom the Moody’s corporate bond rate of 5.54% was used pursuant to the terms of his contractual arrangement, and

e)	the pensionable earnings used were: Mr. Zollars—$520,000, Mr. Smid—$300,000, Mr. Churay—$176,500, and Mr.Bruffett—$255,812 (terminated August 13, 2008).

(3)	Under a separate contractual supplemental retirement agreement described in the narrative below, Mr. Zollars is credited with an additional 16 years of credited service. The value of the enhanced benefit is proportional to the additional years of service.

Yellow Pension Plan

The Company’s and certain of its subsidiaries’ officers participate in a noncontributory, defined benefit pension plan (the “Yellow Pension Plan”). This plan covers all regular full-time and regular part-time office, clerical, sales, supervisory and executive personnel of the Company and certain participating subsidiaries (excluding directors who are not salaried employees) who are at least age 21, are employed in the United States, who are not otherwise covered by a pension plan under a collective bargaining agreement and who commenced employment with the Company or one of the participating subsidiaries prior to January 1, 2004. The Yellow Pension Plan benefits are calculated solely on salaries and cash annual incentive compensation. Benefit accruals under the Yellow Pension Plan were frozen on and after July 1, 2008. Compensation reported in the Summary Compensation Table includes amounts that are not covered compensation under the Yellow Pension Plan. Participants are vested after five years of service.

A participant retiring at age 65 will receive an annual pension benefit (single life basis) amounting to 1 2/3% of his final average annual compensation paid in the five highest consecutive years of the participant’s last ten consecutive years of participation, multiplied by his total years of participation, the product of which is reduced by 50% of the amount of his primary social security entitlement at retirement (prorated if participation is less than 30 years). The pension of the highest-paid executive officers will probably be reduced from the above formula because of limitations under the Employment Retirement Income Security Act of 1974, as amended (“ERISA”).

If a participant is age 55 to 65 and has ten or more years of credited service, the participant is eligible for early retirement, subject to a reduction in his accrued benefit. For example, the accrued benefit is reduced to 40% of the full benefit at age 55, 60% at age 60 and 90% at age 64. Mr. Zollars, who is age 61, is the only named executive officer eligible for early retirement under the Yellow Pension Plan.

Company Supplemental Retirement Plans

ERISA and the Tax Code limit covered compensation under the Yellow Pension Plan to $230,000 in 2008 and impose maximum annual benefit limitations, which may cause a reduction in the pension payable under the pension plan. In the future, regulations issued under the Tax Code may adjust these limitations. The Company has adopted supplemental retirement plans to provide for the payment of the benefits that plan participants would lose as a result of present or future Tax Code provisions limiting the benefits payable or the compensation taken into account.

Supplemental Executive Pension Plan. The Company maintains a Supplemental Executive Pension Plan (the “SEPP”) for certain executives who participated in the Yellow Pension Plan, except for Mr. Zollars who has contractual supplemental retirement benefits. The SEPP is intended to be a benefit restoration plan that provides nonqualified deferred benefits to executives whose qualified benefits the Tax Code has limited. The Compensation Committee designates members of management as eligible participants in the SEPP.

Benefits under the SEPP are paid in a lump sum payment or in the form of an annuity following the earliest to occur of the following:

•	the executive’s death; or

•	the later of:

(A)	the executive attaining the executive’s Earliest Retirement Date (as defined in the Yellow Pension Plan); and

(B)	the earlier of:

(1)	the executive’s termination of employment, and

(2)	a specified date.

Notwithstanding the above, if the present value of the executive’s SEPP benefit amount is less than or equal to $10,000, the benefit is payable only as a single lump sum. The discount rate for determining the lump sum benefit calculations under the SEPP is the Moody’s Corporate Bond Rate, which is the Company’s current rate of accrual for deferred benefits. Under the SEPP, if a Change of Control (described below) occurs, the vested, accrued but unpaid defined benefit supplement retirement benefit of each participant under the plan will be paid in a lump sum payment following the Change of Control.

Benefits are payable under the SEPP if an executive’s benefit under the Yellow Pension Plan has been limited under Sections 401(a)(17) (with respect to annual compensation) and 415 (with respect to benefits) of the Tax Code. To determine the amount of a SEPP benefit, if any, the benefit under the Yellow Pension Plan is calculated without regard to the Tax Code Sections 401(a)(17) or 415 limits, less the amount of the benefit actually payable under the Yellow Pension Plan. The compensation used to determine the benefit is the compensation used in determining the benefit under the Yellow Pension Plan and is essentially the compensation reported for federal income tax purposes (i.e., includes salary and annual incentive compensation and excludes fringe benefits). Effective July 1, 2008, benefit accruals under the SEPP were frozen.

William Zollars Supplemental Retirement Arrangement. Mr. Zollars’ employment agreement provides a non-qualified, supplemental retirement benefit. As with the Company’s other executives, this benefit supplements Mr. Zollars’ qualified defined contribution benefit above the statutory limitation on Company contributions to the Company’s qualified defined benefit plan, and the Company may or may not fund its obligations with respect to Mr. Zollars’ non-qualified, supplemental retirement benefit in advance of his retirement. Mr. Zollars is considered an unsecured, general creditor of the Company with respect to the Company’s obligations for the payment of his non-qualified, supplemental retirement benefit. Mr. Zollars’ supplemental retirement benefit is determined by calculating the net present value of his benefit under the Yellow Pension Plan, assuming no Tax Code limitations, normal retirement age, a single life annuity payment over the life of Mr. Zollars or his spouse, his actual years of credited service plus 16 additional years credited service, and his compensation as defined in the Yellow Pension Plan (i.e., including salary and bonus and excluding fringe benefits), less the net present value of the actual benefit payable to Mr. Zollars under the Yellow Pension Plan. Effective July 1, 2008, the supplemental retirement benefit accruals to which Mr. Zollars is entitled were frozen. Under the terms of Mr. Zollars’ employment agreement, the Company will pay his non-qualified contractual benefit in a lump sum to Mr. Zollars upon his retirement based on an 8.25% discount rate. However, if Mr. Zollars remains employed with the Company (subject to certain exceptions that the employment agreement provides) through at least December 31, 2010, the discount rate will be reduced to the Moody’s corporate bond rate in effect at the time of Mr. Zollars’ retirement and his benefit will increase. The Moody’s corporate bond rate is the rate that the Company uses for calculating the lump sum non-qualified retirement benefit of other designated executives.

Payments based on a termination of employment under any of the foregoing plans are paid six months following the termination of employment. For the definition of “Change of Control” used in the Company’s plans and severance arrangements described above, see Potential Payments upon Termination or Change of Control.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following narrative and table, together with the other information in this Proxy Statement, describe the potential payments and benefits under our written agreements and compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment or change in control. The amounts shown in the table and discussed in the narratives below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to eligible salaried employees upon termination of employment, including accrued salary and vacation pay, distribution of balances under our 401(k) plan and prorated payments of annual cash incentive. The amounts also exclude payment of accrued amounts pursuant to the terms of our pension plans, which are described under Pension Benefits.

Mr. Bruffett resigned prior to December 31, 2008; therefore, he is not included in the following discussion. In connection with his resignation, Mr. Bruffett received the same compensation that all of our salaried employees receive upon resignation, namely earned salary and benefits through the termination date.

Executive Severance Agreements

The Company has entered into executive severance agreements with Messrs. Zollars, Wicks, Smid, Churay, Kissinger and Liljegren. As described below, certain provisions of Mr. Zollars agreement are different than the other executive officers.

Under the executive severance agreements, payments may be due to an executive if, after or in connection with a “Change of Control” transaction:

•

the executive’s employment is terminated for any reason other than death, permanent disability, retirement at or after the executive’s normal retirement age or “cause” either within the two-year period after the Change of Control or within the period between the initiation and culmination of the Change of Control transaction; or

•

the executive resigns within two years after a Change of Control due to an adverse change in title, authority or duties, a transfer to a new location, a substantial increase in travel time, a reduction in salary, or a reduction in fringe benefits or annual bonus below a level consistent with the Company’s practice prior to the Change of Control.

If one of the foregoing events occurs, the executive severance agreements provide that the executive shall be entitled to:

•

the executive’s normal compensation and benefits through the date of termination and the executive’s annual incentive earned for the year of termination based on the actual achievement of predetermined criteria and paid at the same time annual incentives are paid to similarly situated employees;

•	a lump sum cash amount equal to two times the executive’s current base salary and target annual incentive for the year of termination; and

•

benefits substantially similar to the benefits the executive would have received had he remained employed (including health and welfare plan benefits, disability benefits, and perquisite plans and programs, but not contributions to defined contribution or defined benefit plans) for a period of two years.

Severance benefits are also subject to a gross-up provision if it is determined that the benefits the severance agreements provide are subject to the excise tax that Section 4999 of the Tax Code imposes. Further, in the event of a Change of Control, all options to acquire Company shares, all shares of restricted Company stock, all performance or restricted share units and any other equity grants and awards would become immediately vested, exercisable and non-forfeitable and all conditions of any grant or award would be deemed to be satisfied. Any executive who is a participant in the Company’s LTIP would be entitled to receive, upon the Change of Control:

•

for any incomplete performance period, any cash or equity that the plan provides only if the plan so provides, assuming that the Company would meet estimated actual target performance for each period as the Committee (as it exists prior to the Change of Control) determines (but in no event less than target performance); and

•

for any completed performance period, to the extent the executive has not received the grant for the period assuming that the Company would meet estimated actual performance for each period as the Committee (as it exists prior to the Change of Control) determines (but in no event less than target performance).

The executive will not be required to return any partial grant received under the LTIP if it is determined that the partial grant exceeded the grant for the target performance.

A termination is for “cause” if it is:

•	the result of a conviction of a felony involving moral turpitude by a court of competent jurisdiction, which is no longer subject to direct appeal;

•	conduct that is materially and demonstrably injurious to the Company; or

•	the executive’s willful engagement in one or more acts of dishonesty resulting in material personal gain to the executive at the Company’s expense.

“Change of Control” for the purpose of these executive severance agreements shall be deemed to have taken place if:

•

a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, purchases or otherwise acquires shares of the Company after the date of this Agreement that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company;

•

a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act purchases or otherwise acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) shares of the Company after the date of the agreement and as a result thereof becomes the beneficial owner of shares of the Company having 35% or more of the total number of votes that may be cast for election of directors of the Company; or

•

as the result of, or in connection with any cash tender or exchange offer, merger or other Business Combination, or contested election, or any combination of the foregoing transactions, the Continuing Directors shall cease to constitute a majority of the Board of the Company or any successor to the Company during any 12-month period.

“Business Combination” means a “Business Combination” as that term is referred to in the Certificate of Incorporation of the Company, as amended.

“Continuing Director” means a director of the Company who meets the definition of Continuing Director contained in the Certificate of Incorporation of the Company, as amended.

In calculating the payments to be made and the benefits to be provided to each named executive officer under the executive severance agreement in the table below, we made the following assumptions:

•	the change of control transaction qualifies as a change of control under Section 280G of the Tax Code;

•

under Section 280G of the Tax Code, only Messrs. Smid, Churay, Kissinger and Liljegren have been determined to be “disqualified individuals,” and as such are entitled to the gross-up and excise tax payments;

•	a stock price of $2.87, the per share closing price of the Company’s common stock on December 31, 2008; and

•

Messrs. Zollars, Smid and Churay are entitled to receive a payout for incomplete performance periods under the LTIP upon a Change of Control as though the Company had achieved target performance and based upon the executive’s length of time he was employed during the performance periods.

The table below reflects the estimated compensatory payments that would be made, and the estimated costs of the benefits that would be provided, to each of our current named executive officers, if such executive’s employment had been terminated as of December 31, 2008 in connection with a Change of Control.

Name	Severance Payment(1)	LTIP and Equity Awards(2)	Other Change of Control Payments(3)	Total Change of Control Payments	Gross-up and Excise Tax Payments	Total Payments
William D. Zollars(4)	$7,800,000	$6,974,189	$32,384	$14,806,573	$0	$14,806,573
Timothy A. Wicks	1,400,000	215,250	78,406	1,693,656	0	1,693,656
Michael J. Smid	2,100,000	2,238,693	83,008	4,421,701	1,721,145	6,142,846
Daniel J. Churay	1,193,500	1,007,491	83,008	2,283,999	829,984	3,113,983
James G. Kissinger	945,000	362,250	71,498	1,378,748	500,326	1,879,074
Paul F. Liljegren	717,750	10,223	62,318	790,291	290,788	1,081,079

(1)	Amounts represent two times (three times in the case of Mr. Zollars) the sum of the executive’s base salary and target annual incentive at December 31, 2008.

(2)	Amounts represent the value of outstanding equity based awards that vest upon a Change of Control and, for the applicable executives, the value of target awards under the LTIP for the 2007-2009 the 2008-2010 incomplete performance periods and the 2006-2008 completed performance period that are paid upon a Change of Control.

(3)	Amounts represent the value of benefit continuation for 24 months and in the case of each executive except Mr. Zollars, the value of perquisite continuation for 24 months.

(4)	Amounts for Mr. Zollars are based upon the terms of his employment agreement, except amounts do not include $1,500,000 of common stock that he would have received with respect to a 2009 equity grant that was not made because performance targets were not met. See Executive Agreement-William D. Zollars Employment Agreement after the Summary Compensation Table for a summary of Mr. Zollars’ employment agreement.

Executive Termination of Employment Severance Policy

In addition to the executive severance agreements, we have implemented an executive severance policy for certain senior executives if the executive’s employment is terminated as a result of the elimination of the executive’s position, a restructuring of the Company or a reduction in work force. This policy applies to current named executive officers (except Mr. Zollars). If any of the foregoing events occurs, the severance policy provides that the executive shall be entitled to:

•	a severance payment equivalent to two times the executive’s current annual salary, payable in twice monthly installments;

•	outplacement services consisting of an 18-month program with a value of up to $10,000;

•

provision of COBRA continuation benefits at the Company’s expense for up to two years, with an earlier termination if the executive becomes eligible for health plan coverage following new employment; and

•

payment of the executive’s annual incentive if the executive is terminated after the end of the calendar year but before the annual incentive payments are distributed, with the assumption made that all personal performance targets or goals were met.

After termination of employment, the executive will not be entitled to participate in any of the Company’s other benefits, including pension, 401(k), disability, perquisite, employee assistance, equity participation and other plans. If the executive is terminated before the end of the calendar year, no partial annual incentive payments will be made for the partial year.

The applicable stock option agreement and plan will govern any outstanding stock options at the time of termination of employment, and options will continue to vest until severance payment installments end, except that if the executive engages in a prohibited activity during the two-year period after termination of employment, then the executive will forfeit the right to any further vesting of the executive’s options and the executive will not receive any undelivered shares upon the exercise of any vested options. The applicable restricted share unit or stock award agreement and equity plan will govern any restricted share units and stock awards at the time of termination of employment and awards will continue to vest until severance payment installments end, except that if the executive engages in a prohibited activity during the two-year period after termination of employment, the executive shall forfeit the right to any further vesting of the awards and the executive will not receive any undelivered shares of Company common stock upon the lapse of any applicable restrictions.

For purposes of the foregoing, a “prohibited activity” is deemed to have occurred if the executive:

•

divulges any non-public, confidential or proprietary information of the Company, but excluding any information that becomes generally available to the public other than as a result of the executive’s disclosure and information that becomes available to the executive on a non-confidential basis after the executive’s termination of employment; or

•	directly or indirectly consults or becomes affiliated with, engages in business or becomes employed by a competitor of the Company or any of the Company’s subsidiaries or affiliates.

An executive shall be disqualified from receiving severance benefits under this policy if he or she:

•	is terminated for cause;

•	dies, retires prior to termination, resigns prior to termination, or suffers a permanent disability prior to termination;

•	receives severance benefits under an executive severance agreement; or

•	revokes the separation agreement and general release (discussed below).

In exchange for the severance benefits, each executive must execute a separation agreement that includes a full release of the Company from any liability or obligations, an agreement to cooperate with the Company in legal proceedings and investigations, a confidentiality agreement with respect to the Company’s confidential information, a non-solicitation agreement, a non-disparagement agreement, and an agreement to settle issues with respect to the separation agreement through arbitration.

The benefits under the executive severance policy are not available to Mr. Zollars who has a written employment contract that provides for severance benefits.

AUDIT/ETHICS COMMITTEE REPORT

The Audit/Ethics Committee of the Board provides assistance to the Board in, among other matters, fulfilling its responsibility in matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s financial controls and the quality and integrity of the financial statements of the Company. The Audit/Ethics Committee also oversees the Company’s compliance programs.

The Audit/Ethics Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2008.

The Audit/Ethics Committee has discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit/Ethics Committee has received the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit/Ethics Committee regarding independence, and has discussed with KPMG its independence from the Company.

Based on the reviews and discussions referred to above, the Audit/Ethics Committee recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

The foregoing report is furnished by the Audit/Ethics Committee of the Board.

William L. Trubeck, Chairman

Howard M. Dean

John C. McKelvey

Mark A. Schulz

Audit Fees. The Audit/Ethics Committee presents the following summary of all fees paid to KPMG during 2008 and 2007:

	KPMG 2008	KPMG 2007
Audit fees	$4,081,597	$3,591,090
Audit related fees	63,574	145,244
Tax fees	0	0
All other fees	0	0

Total	$4,145,171	$3,736,334

The Audit/Ethics Committee has considered and determined that the level of KPMG’s fees for provision of services other than the audit and the quarterly review services is compatible with maintaining KPMG’s independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Zollars’ son-in-law is employed in the marketing area, with no direct reporting relationship to him, and his total compensation for 2008 was less than $155,000.

The Company’s Code of Conduct (available on the Company’s website at www.yrcw.com) contains conflict of interest procedures that require referral of any potential conflict to the Company’s General Counsel. The General Counsel will then report his findings and recommendations to the appropriate senior officer or supervisor, who will then determine, in conjunction with the General Counsel, the appropriate action to be taken. The Code of Conduct strongly recommends that Company officers and employees disclose the potential conflict prior to taking any action. Pursuant to the Company’s Code of Conduct, the Audit/Ethics Committee reviews and approves any related party transactions involving any of the Company’s executive officers and any member of the Board based on the facts and circumstances of the individual situation. For any conflicts of interest that do not involve a related party transaction, the President and Chief Executive Officer of the Company may seek approval of the potential conflict from the Chairman of the Audit/Ethics Committee. Any director seeking approval or waiver of a potential conflict of interest should recuse himself or herself from any decision on whether to approve an activity or waive the potential conflict. A “related party transaction” is defined in the Company’s Code of Conduct as any transaction that would be required to be disclosed in the Company’s Annual Report on Form 10-K pursuant to Item 404 of SEC Regulation S-K. Since the adoption of the Company’s Code of Conduct in 2003, the Audit/Ethics Committee has not waived any potential conflict of interest.

“Conflicts of interest” are described generally in the Code of Conduct as situations in which either a director’s, officer’s or employee’s personal involvement or financial affairs are, or may appear to be, in conflict with their responsibility to act in the best interest of the Company. A conflict of interest is considered to exist when an individual’s personal involvement or financial affairs may adversely influence his or her judgment in the performance of his or her duty to the Company. Examples of potential conflicts of interest provided in the Code of Conduct are:

•

a director, officer or employee, directly or indirectly, or one of his or her immediate family members, owns or has a financial interest in another organization that is a competitor, customer, contractor or supplier of the Company;

•

a director, officer or employee, directly or indirectly, or one of his or her immediate family members, serves as a director, officer, employee, consultant or agent of an organization that is a competitor of the Company, or which does business with the Company as a supplier, customer, or contractor; and

•

a director, officer or employee, or one of his or her immediate family members, is a principal party to a transaction with the Company involving the rental or purchase of real estate, goods or services.

II. PROPOSAL TO APPROVE THE YRC WORLDWIDE INC. UNION EMPLOYEE OPTION PLAN

General

As economic activity deteriorated throughout 2008, the Company’s customers shipped less, which had a resulting negative impact on the Company’s performance. As a result, the Company began a plan to address its deteriorating performance in light of the economic recession.

As part of this plan, in late 2008, the Company sought from its unionized employees (primarily represented by the Teamsters) a 10% wage reduction and elimination of cost of living adjustments in their labor agreements for the remaining term of the labor agreements. The union employees represented by the Teamsters voted to modify the National Master Freight Agreement, effective April 1, 2008 through March 31, 2013, with YRC Inc., USF Holland Inc. and New Penn Motor Express Inc. (the “NMFA”), to, among other things, reduce wages paid under the NMFA by 10% and eliminate the cost of living adjustment. The modifications were set forth in a Memorandum of Understanding dated November 25, 2008 (the “MOU”). In January 2009, most of the Company’s employees represented by other bargaining units also ratified these reductions. The Company expects approximately $220 million to $250 million per year in annual savings from these reductions until most of the labor agreements expire in March 2013. In exchange for these reductions, pursuant to the terms of the MOU, the Company agreed to provide its unionized employees approximately 15% of the outstanding equity of the Company.

After further negotiation with the Teamsters, the Company fulfilled its obligation under the MOU to provide its unionized employees equity in the Company by granting them options pursuant to the Union Employee Option Plan and an equal number of stock appreciation rights (“SARs”) pursuant to a Union Employee Stock Appreciation Rights Plan (the “Union SAR Plan”). Each option and SAR has essentially the same terms, except that for options, the Company must issue shares of common stock to the employee upon the employee’s exercise and payment of the exercise price and for SARs, the Company will make a cash payment to the employee upon the employee’s exercise equal to the difference between the per share closing price of the Company’s common stock on the date of exercise and the exercise price. If the Company’s stockholders do not approve the Union Employee Option Plan, the plan and all options granted under the plan, will terminate without any options having been exercised. However, the Company will remain obligated with respect to the SARs. If the Company’s stockholders approve the Union Employee Option Plan, the options will remain in place, and all of the SARs, as well as the Union SAR Plan, will terminate without any of the SARs having been exercised

The Board urges you to vote in favor of this Proposal II to approve the Union Employee Option Plan.

In February 2009, the Company and certain of its subsidiaries amended its Credit Agreement, dated as of August 17, 2007 (as amended, supplemented or otherwise modified, the “Credit Agreement”), with certain banks. The Credit Agreement (among other financial covenants) requires the Company to maintain Liquidity (as defined in the Credit Agreement) equal to or greater than $100 million at all times. Furthermore, for 2009 and 2010, the Credit Agreement requires the Company to maintain Consolidated EBITDA (as defined in the Credit Amendment) at or above certain amounts for each quarter during those years beginning with the second quarter of 2009. Among other things, the Credit Agreement specifically excludes from the definition of Consolidated EBITDA any non-cash expenses related to stock based compensation or stock appreciation rights. After 2010, the Credit Agreement requires the Company to maintain a minimum Consolidated Interest Coverage Ratio and a maximum Total Leverage Ratio (as both of those terms are defined in the Credit Agreement). Those ratios are calculated by reference to Consolidated EBITDA.

If the Union Employee Option Plan is not approved and the SARs under the Union SAR Plan become effective, the Company will be required to settle each SAR exercised by a union employee in cash. If a large number of employees were to exercise their SARs during the same period, the Company’s cash payments would decrease Consolidated EBITDA and could negatively affect Liquidity under the Credit Agreement. This could cause the Company to fall out of compliance with its financial covenants under the Credit Agreement or any other credit facility that the Company may enter into in the future.

During this recessionary period, the Company has focused its efforts to increase its liquidity until the restructuring of its operations and capital structure are completed. If the Union Employee Option Plan is not approved, the Company’s Liquidity will decrease to the extent that it settles SARs in cash upon their exercise.

For more details regarding the Credit Agreement, see our Current Report on Form 8-K filed with the SEC on February 12, 2009, and Management’s Discussion and Analysis of Financial Condition and Results of Operation—Financial Condition—Liquidity in our Annual Report on Form 10-K for the year ended December 31, 2008.

Forward-Looking Statements:

Certain statements in this Proposal II include forward-looking statements. Forward-looking statements include those preceded by, followed by or include the words “expected,” “expects,” or similar expressions. The Company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors. The actual amount of savings from wage and benefit reductions will be determined by actual levels of employment and the ultimate number of bargaining units (for the union reductions) that finally ratify the wage reductions. The level of employment and resulting savings will be determined by factors that affect the Company’s future results. The actual effect of employees exercising SARs on the Company’s Consolidated EBITDA and Liquidity and the Company’s compliance with the Credit Agreement will be determined by the number of SARs exercised, the closing price of the Company’s stock on the dates of exercise and the Company’s future results. The Company’s actual future results could differ materially from those projected because of a number of factors, including (among others) inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the Company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, including (without limitation) those cost reduction opportunities arising from the combination of the sales, operations and networks of Yellow Transportation and Roadway, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

The following summary of the material features of the Union Employee Option Plan is entirely qualified by reference to the full text of the Union Employee Option Plan, a copy of which is attached to this Proxy Statement as Appendix I.

Eligibility

The Union Employee Option Plan provides for the grant of options to purchase the Company’s common stock to Qualifying Employees as of the Effective Dates described below. The term “Qualifying Employees” means U.S. and Canadian union employees of the Company and its subsidiaries (including those employees represented by unions other than the Teamsters) who were either employed and working on January 8, 2009 or on seniority boards as of January 8, 2009, even if they were not working. “Qualifying Employees” does not include casual employees. Only union employees who are employed by bargaining units who have ratified the wage reduction described in the MOU can be “Qualifying Employees”. As of the date of this Proxy Statement, the number of employees eligible to participate in the Union Employee Option Plan is approximately 46,360.

For purposes of the Qualifying Employees who are employed by the bargaining units that ratified the MOU as it applies to the NMFA or concurrently ratified other union contracts on the same date as the ratification of the MOU as it applies to the NMFA, the “Effective Date” is February 12, 2009. In all other cases, the “Effective Date” is the first day of the first payroll period commencing after the date of ratification of the MOU by the applicable bargaining unit.

None of the Company’s named executive officers, executive officers, directors, director nominees or any of their respective associates has received or will receive options under the Union Employee Option Plan. No Qualifying Employee has received or will receive five percent or more of the options that have been or will be granted under the Union Employee Option Plan.

Administration

The Union Employee Option Plan will be administered by the Company, unless the Company appoints a plan administrator for this purpose. The Compensation Committee is authorized to amend and modify the Union Employee Option Plan for the purposes of administration to address additional details such as (without limitation) the impact of stock splits, stock dividends, recapitalizations or other similar transactions or events and administrative matters. Any such amendments or modifications approved by the Compensation Committee will be final and binding on the Qualifying Employees upon approval by a four person committee consisting of two Teamsters representatives and two Company representatives.

Options Subject to the Union Employee Option Plan

The maximum number of options to purchase the Company’s common stock granted under the Union Employee Option Plan is 11,394,758. As of the date of this Proxy Statement, 558,138 options remain available for grant under the Union Employee Option Plan (see Prior Grant of Options below). Following stockholder approval, the Company intends to file a registration statement under the Securities Act of 1933, as amended, to register the shares of common stock to be issued pursuant to the exercise of options granted under the Union Employee Option Plan.

Options are granted to Qualifying Employees on the applicable Effective Dates or the Final Grant Date (as defined below). The number of options granted to each Qualifying Employee on the applicable Effective Date is determined in accordance with a formula that apportions the maximum number of options available under the Union Employee Option Plan (less 57,000 options which may be withheld from allocation to specified employees for administrative matters) to each such Qualifying Employee based on a ratio of such Qualifying Employee’s earnings for the 2008 calendar year to the total earnings for calendar year 2008 of all Qualifying Employees as of January 8, 2009 and all other union employees (as of January 8, 2009) who would otherwise be Qualifying Employees (but for the fact that those other union employees have not yet ratified the wage reduction described in the MOU). The number of options granted to all Qualifying Employees and any potential Qualifying Employees from bargaining units that have not yet ratified the MOU may not exceed 11,394,758. If the stockholders of the Company approve the Union Employee Option Plan, any remaining options under the Union Employee Option Plan that are not granted by December 31, 2009 will be granted on the first trading day of 2010 (the “Final Grant Date”) to Qualifying Employees who are employed and working on December 31, 2009.

Prior Grant of Options

Under the MOU, the permanent effectiveness of the wage reduction was conditioned on ratification of the wage reduction by the applicable bargaining units and the Company providing a certificate that there existed no event or condition which constitutes a default under the Credit Agreement. On February 12, 2009, the Company amended its Credit Agreement and renewed its asset backed securitization facility. This allowed the Company to provide a certificate to the Teamsters as required by the MOU. The Union Employee Option Plan provides that once this certificate was delivered, employees whose bargaining units had ratified the wage reduction were to be granted stock options. Therefore, on February 12, 2009, the Company granted to Qualifying Employees options to purchase 10,836,620 shares of the Company’s common stock at an exercise price of $3.74, which is equal to the closing price of the Company’s common stock on the date of grant. The options were granted subject to stockholder approval and will not be effective unless and until the Union Employee Option Plan is approved by the stockholders of the Company. If the stockholders of the Company do not approve the Union Employee Option Plan, the options granted under the Union Employee Option Plan will automatically terminate. The closing price of the Company’s common stock on February 27, 2009 was $2.20 per share.

Each Qualifying Employee that receives options under the Union Employee Option Plan prior to stockholder approval contemporaneously receives an equivalent number of SARs under the Union SAR Plan. Each such SAR granted has the same exercise price, vesting schedule and exercise period as the options granted to Qualifying Employees on the same date. Each SAR provides the Qualifying Employee the right to receive a cash payment from the Company equal to the closing price of the Company’s common stock on the date of exercise less the exercise price of the SAR. SARs cannot be settled in common stock or other equity of the Company. If the stockholders of the Company approve the Union Employee Option Plan, the SARs granted under the Union SAR Plan will automatically terminate. The Union SAR Plan was filed as Exhibit 10.26 to the Company’s Form 10-K for the year ended December 31, 2008.

Terms of the Options

Each option granted under the Union Employee Option Plan will have an exercise price equal to the closing price of the Company’s common stock on The NASDAQ Stock Market on the applicable Effective Date or Final Grant Date, or if the applicable Effective Date is not on a trading day, on the first trading day following the applicable Effective Date. Each option shall be exercisable by payment of the exercise price in cash (or such other medium that is acceptable to the Company) or through a cashless exercise.

Options granted will vest in full on the first anniversary of the applicable Effective Date of the options. Once vested, the options will become exercisable and remain exercisable for ten years following the applicable Effective Date of the option, at which time they will terminate.

If a Qualifying Employee terminates employment for any reason (other than death or disability) on or after the date the Company’s stockholders approve the Union Employee Option Plan, the Qualifying Employee will retain all vested options and, in addition, any options that would have otherwise vested following the date of his or her termination of employment shall vest according to the normal vesting schedule. If a Qualifying Employee dies or becomes permanently and totally disabled on or after the date the Company’s stockholders approve the Union Employee Option Plan, then the Qualifying Employee, or the Qualifying Employee’s estate, guardian or legal representative will retain all vested options and, in addition, any options that would have otherwise vested following the date of his or her death or disability shall vest immediately.

If a change of control (as defined in the Union Employee Option Plan) of the Company occurs prior to the time the options vest (so long as the Union Employee Option Plan shall have been approved by the stockholders of the Company), the options shall accelerate and become fully vested and become an option to receive, upon exercise and payment of the exercise price, the same per share consideration that other stockholders of the Company would receive as a result of the change of control.

Transferability

Options granted under the Union Employee Option Plan may not be transferred, except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order.

Summary of Certain Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options pursuant to the Union Employee Option Plan under the law as in effect on the date of this Proxy Statement. The rules governing the tax treatment of such options are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the Union Employee Option Plan, nor does it address state, local, or non-U.S. taxes.

A participant generally is not required to recognize income on the grant of an option. Instead, ordinary income generally is required to be recognized on the date the option is exercised. In general, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares of common stock on the exercise date over the exercise price. Subject to the requirement of reasonableness, the Company will receive a corresponding deduction upon exercise. The amount of cash or number of shares of the Company’s common stock deliverable to an optionee pursuant to the Union Employee Option Plan shall be reduced by an amount equal to the amount of cash or number of shares having a fair market value equal to the minimum statutory amount necessary to satisfy all federal, state or local taxes, domestic or foreign, required by law or regulation to be withheld, based on the tax rates then in effect. Upon the subsequent sale or disposition of the shares of common stock acquired through the exercise of an option under the Union Employee Option Plan, the difference between the amount realized upon the disposition of the shares by the optionee and the fair market value of the shares on the date of exercise will constitute a long- or short-term capital gain or loss, as the case may be.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE COMPANY’S UNION EMPLOYEE OPTION PLAN.

III. PROPOSAL TO APPROVE THE YRC WORLDWIDE INC. NON-UNION EMPLOYEE OPTION PLAN

General

As economic activity deteriorated throughout 2008, the Company’s customers shipped less, which had a resulting negative impact on the Company’s performance. As a result, the Company began a plan to address its deteriorating performance in light of the economic recession.

As part of this plan, in late 2008, the Company reduced the wages and salaries of non-union employees (including executives) by 10% until June 30, 2009 and by 5% from July 1, 2009 until December 31, 2009, eliminated the Company match to its 401(k) plan until June 30, 2009, and provided for a reduced Company match to the 401(k) plan from July 1, 2009 until December 31, 2009. These reductions are expected to provide approximately $75 million to $85 million in savings in 2009. In exchange for these reductions, the Company determined to provide its non-union employees approximately 7% of the outstanding equity of the Company on a basis similar to the basis that it provided equity to the Company’s unionized employees.

The Company provided its non-union employees equity of the Company by granting them options pursuant to the Non-Union Employee Option Plan and an equal number of SARs pursuant to a Non-Union Employee Stock Appreciation Rights Plan (the “Non-Union SAR Plan”). Each option and SAR has essentially the same terms, except that for options, the Company must issue shares of common stock to the employee upon the employee’s exercise and payment of the exercise price and for SARs, the Company will make a cash payment to the employee upon the employee’s exercise equal to the difference of the per share closing price of the Company’s common stock on the date of exercise and the exercise price. If the Company’s stockholders do not approve the Non-Union Employee Option Plan, the plan and all options granted under the plan, will terminate without any options having been exercised. However, the Company will remain obligated with respect to the SARs. If the Company’s stockholders approve the Non-Union Employee Option Plan, the options will remain in place, and all of the SARs, as well as the Non-Union SAR Plan, will terminate without any of the SARs having been exercised.

The Company’s named executive officers who participate in the LTIP did not receive any of the grants under the Non-Union Employee Option Plan or the Non-Union SAR Plan.

The Board urges you to vote in favor of this Proposal III to approve the Non-Union Employee Option Plan.

In February 2009, the Company and certain of its subsidiaries amended its Credit Agreement. The Credit Agreement (among other financial covenants) requires the Company to maintain Liquidity (as defined in the Credit Agreement) equal to or greater than $100 million at all times. Furthermore, for 2009 and 2010, the Credit Agreement requires the Company to maintain Consolidated EBITDA (as defined in the Credit Amendment) at or above certain amounts for each quarter during those years beginning with the second quarter of 2009. Among other things, the Credit Agreement specifically excludes from the definition of Consolidated EBITDA any non-cash expenses related to stock based compensation or stock appreciation rights. After 2010, the Credit Agreement requires the Company to maintain a minimum Consolidated Interest Coverage Ratio and a maximum Total Leverage Ratio (as both of those terms are defined in the Credit Agreement). Those ratios are calculated by reference to Consolidated EBITDA.

If the Non-Union Employee Option Plan is not approved and the SARs under the Non-SAR Option Plan become effective, the Company will be required to settle each SAR exercised by a non-union employee in cash. If a large number of employees were to exercise their SARs during the same period, the Company’s cash payments would decrease Consolidated EBITDA and could negatively affect Liquidity under the Credit Agreement. This could cause the Company to fall out of compliance with its financial covenants under the Credit Agreement or any other credit facility that the Company may enter into in the future.

During this recessionary period, the Company has focused its efforts to increase its liquidity until the restructuring of its operations and capital structure are completed. If the Non-Union Employee Option Plan is not approved, the Company will decrease liquidity to the extent that it settles SARs in cash upon their exercise.

For more details regarding the Credit Agreement, see our Current Report on Form 8-K filed with the SEC on February 12, 2009, and Management’s Discussion and Analysis of Financial Condition and Results of Operation—Financial Condition—Liquidity in our Annual Report on Form 10-K for the year ended December 31, 2008.

Forward-Looking Statements:

Certain statements in this Proposal III include forward-looking statements. Forward-looking statements include those preceded by, followed by or include the words “expected,” “expects,” or similar expressions. The Company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors. The actual amount of savings from wage and benefit reductions will be determined by actual levels of employment and the ultimate number of bargaining units (for the union reductions) that finally ratify the wage reductions. The actual effect of employees exercising SARs on the Company’s Consolidated EBITDA and Liquidity and the Company’s compliance with the Credit Agreement will be determined by the number of SARs exercised, the closing price of the Company’s stock on the dates of exercise and the Company’s future results. The level of employment and resulting savings will be determined by factors that affect the Company’s future results. The Company’s actual future results could differ materially from those projected because of a number of factors, including (among others) inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the Company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, including (without limitation) those cost reduction opportunities arising from the combination of the sales, operations and networks of Yellow Transportation and Roadway, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

The following summary of the material features of the Non-Union Employee Option Plan is entirely qualified by reference to the full text of the Non-Union Employee Option Plan, a copy of which is attached to this Proxy Statement as Appendix II.

Eligibility

The Non-Union Employee Option Plan provides for the grant of options to purchase the Company’s common stock on January 2, 2009 (the “Non-Union Effective Date”) to all U.S. and Canadian non-union employees of the Company and its subsidiaries who were classified as full-time, excluding employees who participate in the Company’s LTIP (the “Non-Union Qualifying Employees”). The total number of Non-Union Qualifying Employees that received options on the Non-Union Effective Date is 15,225.

The Company’s named executive officers, executive officers, directors, director nominees and their respective associates do not participate in the Non-Union Employee Option Plan and did not and will not receive options under the Non-Union Employee Option Plan, except for Paul F. Liljegren, Vice President, Controller and Chief Accounting Officer and former interim Chief Financial Officer. Mr. Liljegren received 1,850 options on the Non-Union Effective Date. No Non-Union Qualifying Employee has received or will receive five percent or more of the options under the Non-Union Employee Option Plan.

Administration

The Compensation Committee is authorized to amend and modify the Non-Union Employee Option Plan for the purposes of administration to address additional details such as (without limitation) the impact of stock splits and administrative matters. Any such amendments or modifications will be final and binding on the Non-Union Qualifying Employees. The Compensation Committee will administer and interpret the Non-Union Employee Option Plan, and its decisions will be final and binding with respect to administration and interpretation.

Grants of Options

On the Non-Union Effective Date, 5,240,515 options were granted to Non-Union Qualifying Employees based on such employees’ grade levels. Except for options granted on the Non-Union Effective Date, no other options have been or will be granted under the Non-Union Employee Option Plan. Each granted option has an exercise price of $3.34 per share, which was the closing price per share of the Company’s common stock on The NASDAQ Stock Market on the Non-Union Effective Date. The closing price of the Company’s common stock on February 27, 2009 was $2.20 per shares. The options were granted on the Non-Union Effective Date subject to stockholder approval and will not be effective unless and until the Non-Union Employee Option Plan is approved by the stockholders of the Company. If the stockholders of the Company do not approve the Non-Union Employee Option Plan, the options granted under the Non-Union Employee Option Plan will automatically terminate. Following stockholder approval, the Company intends to file a registration statement under the Securities Act of 1933, as amended, to register the shares of common stock to be issued pursuant to the exercise of options granted under the Non-Union Employee Option Plan.

Each Non-Union Qualifying Employee that received options under the Non-Union Employee Option Plan contemporaneously received an equivalent number of SARs under the Non-Union SAR Plan. Each such SAR granted has the same exercise price, vesting schedule and exercise period as the options granted to Non-Union Qualifying Employees on the same date. Each SAR provides the Non-Union Qualifying Employee the right to receive a cash payment from the Company equal to the closing price of the Company’s common stock on the date of exercise less the exercise price of the SAR. SARs cannot be settled in common stock or other equity of the Company. If the stockholders of the Company approve the Non-Union Employee Option Plan, the SARs granted under the Non-Union SAR Plan will automatically terminate. The Non-Union SAR Plan was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2009.

Terms of the Options

Each option granted under the Non-Union Employee Option Plan shall be exercisable by payment of the exercise price in cash (or such other medium that is acceptable to the Company) or through a cashless exercise.

Options granted will vest at the rate of 25 percent per year upon each January 2nd, commencing on January 2, 2010. Once vested, the options will become exercisable and remain exercisable for ten years following the Effective Date (the “Exercise Period”), at which time they will terminate.

If a Non-Union Qualifying Employee terminates employment for any reason (other than death, disability or retirement), all unvested options will terminate. All vested options will remain the property of the Non-Union Qualifying Employee, but the Non-Union Qualifying Employee will only have 90 days after termination of employment to exercise all vested options, subject to the Exercise Period.

If a Non-Union Qualifying Employee dies or becomes permanently and totally disabled on or after the date the Company’s stockholders approve the Non-Union Employee Option Plan, then the Non-Union Qualifying Employee, or the Non-Union Qualifying Employee’s estate will retain all vested options and, in addition, any options that would have otherwise vested following the date of his or her death or disability shall vest immediately. All vested options shall be exercisable for one year following the date of death or disability, subject to the Exercise Period.

If a Non-Union Qualifying Employee retires on or after the date the Company’s stockholders approve the Non-Union Employee Option Plan, any unvested options will continue to vest according to their terms, all vested options will remain the property of the Non-Union Qualifying Employee and all vested options will be exercisable during the Exercise Period.

If the Company terminates a Non-Union Qualifying Employee due to lay off, reduction in force or elimination of the Non-Union Qualifying Employee’s position on or after the date the Company’s stockholders approve the Non-Union Employee Option Plan, the Non-Union Qualifying Employee will retain his or her vested options. The Company may, in its sole discretion, permit the Non-Union Qualifying Employee to retain any unvested options that will vest during a period following separation that the Company shall determine and may permit the Non-Union Qualifying Employee to exercise the options at any time during the Exercise Period.

If a change of control (as defined in the Non-Union Employee Option Plan) of the Company occurs while the Non-Union Qualifying Employee is in the employ of the Company or a subsidiary of the Company prior to time the options vest (so long as the Non-Union Employee Option Plan shall have been approved by the stockholders of the Company), the options shall accelerate and become fully vested and become an option to receive, upon exercise and payment of the exercise price, the same per share consideration that other stockholders of the Company would receive as a result of the change of control.

Transferability

Options granted under the Non-Union Employee Option Plan may not be transferred, except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order.

Summary of Certain Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options pursuant to the Non-Union Employee Option Plan under the law as in effect on the date of this Proxy Statement. The rules governing the tax treatment of such options are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the Non-Union Employee Option Plan, nor does it address state, local, or non-U.S. taxes.

A participant generally is not required to recognize income on the grant of an option. Instead, ordinary income generally is required to be recognized on the date the option is exercised. In general, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares of common stock on the exercise date over the exercise price. Subject to any limitations under Section 162(m) of the Tax Code, or the requirement of reasonableness, the Company will receive a corresponding deduction upon exercise. The amount of cash or number of shares of the Company’s common stock deliverable to an optionee pursuant to the Non-Union Employee Option Plan shall be reduced by an amount equal to the amount of cash or number of shares having a fair market value equal to the minimum statutory amount necessary to satisfy all federal, state or local taxes, domestic or foreign, required by law or regulation to be withheld, based on the tax rates then in effect. Upon the subsequent sale or disposition of the shares of common stock acquired through the exercise of an option under the Non-Union Employee Option Plan, the difference between the amount realized upon the disposition of the shares by the optionee and the fair market value of the shares on the date of exercise will constitute a long- or short-term capital gain or loss, as the case may be.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE APPROVAL OF THE NON-UNION EMPLOYEE OPTION PLAN

IV. PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit/Ethics Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm for 2009. Generally, the Board submits the Audit/Ethics Committee’s appointment of the Company’s independent registered public accounting firm annually for ratification by the stockholders. Although stockholder ratification is not required, if the stockholders do not ratify the appointment, the Audit/Ethics Committee will reconsider the matter. Representatives of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions, and he or she will have an opportunity to make a statement if he or she desires to do so.

THE BOARD RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE COMPANY’S APPOINTMENT OF

KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2009.

V. OTHER MATTERS

The Board does not intend to bring any other business before the Annual Meeting and it is not aware that anyone else intends to do so. If any other business comes before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote as proxies in accordance with their best judgment.

Appendix I

YRC WORLDWIDE INC.

UNION EMPLOYEE OPTION PLAN

February 12, 2009

The following describes the Union Employee Option Plan (this “Plan”) of YRC Worldwide Inc. (the “Company”), which is designed to compensate Qualifying Employees (defined below) for past and current service:

1.	The Company will issue options to purchase the Company’s common stock (“options”) to Qualifying Employees as of the Effective Date(s) as described in Sections 3 and 4. “Qualifying Employees” means U.S. and Canadian union employees of the Company and its subsidiaries (including those employees represented by unions other than the International Brotherhood of Teamsters) who are either employed and working on January 8, 2009 or on seniority boards as of January 8, 2009, even if they are not working; provided, that “Qualifying Employees” does not include casual employees. Only union employees who are employed by bargaining units who have ratified the wage reduction described in the Memorandum of Understanding dated November 25, 2008 (the “MOU”), between the International Brotherhood of Teamsters and certain subsidiaries of the Company, can be “Qualifying Employees”.

2.	The maximum number of options granted under this Plan will be 11,394,758.

3.	Section 4 of the wage reduction described in the MOU defines the “Effective Date” for each bargaining unit that ratifies the wage reduction in the MOU. For the purposes of Qualifying Employees who are employed by the bargaining units that ratified the MOU as it applies to the 2008-2013 National Master Freight Agreement (“NMFA”) or concurrently ratified other union contracts on the same date as the ratification of the MOU as it applies to the NMFA, the “Effective Date” shall be the date upon which the certificate that Section 18 of the MOU requires the Company to deliver is accepted in its final form by the representatives of TNFINC under Section 11 of the MOU.

4.	The options shall be granted to Qualifying Employees on the applicable Effective Date(s). The number of options granted to each Qualifying Employee shall be determined as set forth in Exhibit A. Each Qualifying Employee shall be notified and furnished appropriate documentation as quickly as reasonably possible after the date of the Qualifying Employee’s specific grant. The number of options to all Qualifying Employees and any potential Qualifying Employees from bargaining units that have not yet ratified the MOU may not exceed the maximum number of options defined in Section 2. 57,000 options may be withheld from allocation to specific employees to cure any administrative errors in distributing the grants. If the shareholders of the Company approve this Plan, any options that are not granted by December 31, 2009 shall be reallocated and granted on the first trading day of 2010 as determined in Exhibit A. Only whole numbers of options may be granted. If, after the final grant on the first trading day in 2010 there remain any options that could not be granted because they would result in options to purchase partial shares, those options shall be forfeited and cancelled.

5.	Each option will have an exercise price equal to the closing price of the Company’s common stock trading on The NASDAQ Stock Market on the applicable Effective Date (or the first trading day of 2010 for options not granted by December 31, 2009), or if the applicable Effective Date is not on a trading day, on the first trading day following the applicable Effective Date.

6.	The options granted to a Qualifying Employee shall vest in full on the first anniversary of the applicable Effective Date of the options. Once vested, the options shall become exercisable and remain exercisable for 10 years following the applicable Effective Date of the option (the “Exercise Period”), at which time they shall terminate.

7.	The options shall include a cashless exercise provision and shall provide for a net exercise for paying each Qualifying Employee’s withholding taxes at applicable statutory rates.

8.	If a Qualifying Employee terminates employment for any reason other than death or disability, the Qualifying Employee shall retain all vested options and, in addition, any options that would have otherwise vested following the date of his or her termination of employment shall vest according to normal vesting schedule in the option. For the avoidance of doubt, if a Qualifying Employee is terminated for any reason other than death or disability prior to the first anniversary of the Effective Date, the options shall vest on such first anniversary of the Effective Date. All vested options shall remain the property of the Qualifying Employee and be exercisable during the Exercise Period. The Company shall not be liable to a Qualifying Employee for the inability of the Qualifying Employee to exercise any option pending implementation of any decision or outcome to determine vesting or termination of options under this Plan.

9.	If

(a)	a Qualifying Employee dies or becomes permanently and totally disabled, and

(b)	after presentation to the Company’s stockholders, the stockholders approve this Plan,

then the Qualifying Employee, or the Qualifying Employee’s estate, guardian or legal representative shall retain all vested options and, in addition, any options that would have otherwise vested following the date of his or her death or disability shall vest immediately. A Qualifying Employee shall be considered “permanently and totally disabled” if the Qualifying Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Qualifying Employee’s employer. The existence of a permanent and total disability shall be evidenced by such medical certification as the Secretary of the Company or his or her designee shall require.

10.	If a “Change of Control” of the parent company, YRC Worldwide Inc., occurs prior to the time the options vest, so long as this Plan shall have been approved (whether prior to or after the occurrence of a “Change of Control”) by the stockholders of the Company, the options shall accelerate and become fully vested and become an option to receive, upon exercise and payment of the strike price, the same consideration that other stockholders of the Company would receive as result of the Change of Control. For the purposes of this Section, a “Change of Control” shall be deemed to have taken place if:

(a)	a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), purchases or otherwise acquires shares of the Company after the applicable Effective Date of the option that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company;

(b)	a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act purchases or otherwise acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) shares of the Company after the applicable Effective Date of the option and as a result thereof becomes the beneficial owner of shares of the Company having 35% or more of the total number of votes that may be cast for election of directors of the Company; or

(c)	as the result of, or in connection with any cash tender or exchange offer, merger or other Business Combination, or contested election, or any combination of the foregoing transactions, the Continuing Directors shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company during any 12-month period.

For the purposes of this Section 10, “Business Combination” means any transaction that is referred to in any one or more of clauses (a) through (e) of Section 1 of Subparagraph A of Article Seventh of the Certificate of Incorporation of the Company; and “Continuing Director” means a director of the Company who meets the definition of Continuing Director contained in Section 7 of Subparagraph C of Article Seventh of the Certificate of Incorporation of the Company.

11.	For the avoidance of doubt, transfers of employment between the Company and a subsidiary, or between subsidiaries, shall not constitute a termination of employment for purposes of the options.

12.	For the avoidance of doubt, authorized leaves of absence from the Company shall not constitute a termination of employment for purposes of the options. For purposes of the options, an authorized leave of absence shall be an absence while the Qualifying Employee is on military leave, sick leave, or other bona fide leave of absence so long as the Qualifying Employee’s right to employment with the Company is guaranteed by statute, a contract or Company policy.

13.	Subject to Section 7, to the extent Qualifying Employees have taxable income in connection with the grant, vesting or exercise of the options or the delivery of shares of Company common stock, the Company is authorized to withhold from any compensation payable to Qualifying Employees, including shares of common stock that the Company is to deliver to the Qualifying Employees, any taxes required to be withheld by foreign, federal, state, provincial or local law.

14.	No rights under the options shall be transferable otherwise than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order (“QDRO”), and, except to the extent otherwise provided herein, the rights and the benefits of the options may be exercised and received, respectively, during the lifetime of the Qualifying Employee only by the Qualifying Employee or by the Qualifying Employee’s guardian or legal representative or by an “alternate payee” pursuant to a QDRO.

15.	Notwithstanding any other provision of this Plan, the options shall not be effective and exercisable until the Company’s shareholders approve the issuance of options and the common stock issuable upon exercise of the options, in each case, pursuant to this Plan. If, after presentation to the Company’s shareholders, the Company’s shareholders do not approve the issuance of options and the common stock issuable upon exercise of the options, in each case, pursuant to this Plan, the options shall automatically terminate. The Company agrees to file a Registration Statement covering the options and the shares under this Plan no later than 30 days following the date the shareholders of the Company approve this Plan.

16.	Under no circumstances will the Company be liable for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the forum in which such a claim may be brought, with respect to this Plan or the Company’s role as Plan sponsor.

17.	Notwithstanding anything else in this Plan, the shares received upon exercise of the options may not be sold, pledged or hypothecated until such time as the Company complies with all regulatory requirements regarding registration of the shares to be issued under the terms of this Plan.

18.

The Plan has been designed so that the grant, vesting, exercise and payments of awards hereunder are not subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). To the extent that an award or payment, or the settlement or deferral thereof, is or becomes subject to Section 409A of the Code, except as the Compensation Committee (the “Committee”) of the Board of Directors of the Company otherwise determines in writing, the award shall be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, including regulations or other guidance issued with respect thereto, such that the grant, payment, settlement or deferral shall not be subject to any additional taxation applicable under Section 409A of the Code.

19.	The Plan described above represents the plan of the Company regarding the union options. The Company shall be this Plan’s sponsor and shall administer this Plan. The Company may appoint a Plan administrator for this purpose. The Committee is authorized to amend and modify this Plan for the purposes of administration to address additional details such as (without limitation) the impact of stock splits, stock dividends, recapitalizations or other similar transactions or events and administrative matters. Any such amendments or modifications shall be final and binding on the Qualifying Participants with Compensation Committee approval. However, the Committee described in Paragraph 11 of the MOU must approve any amendments of this Plan, and its decisions shall be final and binding with respect to the Qualifying Employees with respect to these amendments.

20.	This Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles.

21.	Notwithstanding any other provision of this Plan, this Plan is not a guarantee of employment for any Qualifying Employee, and no person subject to the benefits of this Plan may argue that this Plan impacts any decision regarding the continued employment of the Qualifying Employee.

22.	In the event of any conflict or inconsistency between this Plan and the MOU, the provisions of this Plan shall prevail.

Appendix II

YRC WORLDWIDE INC.

NON-UNION EMPLOYEE OPTION PLAN

December 30, 2008

The following describes the Non-Union Employee Option Plan (the “Plan”) of YRC Worldwide Inc. (the “Company”):

1.	The Company will grant options to purchase the Company’s common stock (“options”) to all U.S. and Canadian non-union employees of the Company and its subsidiaries who are classified as full-time (the “Qualifying Employees”, but excluding employees who participate in the Company’s LTIP).

2.	The maximum number of options will be options to purchase 5,269,577 shares of the Company’s common stock. The options shall be granted as of the Effective Date.

3.	“Effective Date” means January 2, 2009.

4.	The number of options granted on the Effective Date to each Qualifying Employee in a grade level shall be the number set forth beside each grade level in Exhibit A. Each Qualifying Employee shall be notified and furnished appropriate documentation as quickly as reasonably possible after the Effective Date of the Qualifying Employee’s specific grant. The number of options in all grade levels may not exceed the maximum number of options defined in Section 2. The unallocated portion of the maximum options may be withheld from allocation to specific employees to cure any administrative errors in distributing the grants. If these options are not distributed, they shall be forfeited. Only whole numbers of options may be granted.

5.	Each option will have an exercise price equal to the closing price of the Company’s common stock trading on The NASDAQ Stock Market on the Effective Date, or if the Effective Date is not on a trading day, on the first trading day following the Effective Date.

6.	The options shall vest at the rate of 25% per year upon each January 2nd, commencing on January 2, 2010. Once vested, the options shall become exercisable and remain exercisable for 10 years following the Effective Date (the “Exercise Period”).

7.	The options shall include a cashless exercise provision and shall provide for a net exercise for paying each Qualifying Employee’s withholding taxes at the applicable statutory rate.

8.	Except as described in Sections 9-12 below, if a Qualifying Employee terminates employment (other than because of death, disability or retirement), all unvested options will terminate. All vested options shall remain the property of the Qualifying Employee, but the Qualifying Employee shall only have 90 days after termination of employment to exercise the vested options, subject to the Exercise Period.

9.	If a Qualifying Employee retires on or after the date the Company’s shareholders approve the Plan, any unvested options shall continue to vest according to their terms, all vested options shall remain the property of the Qualifying Employee and all vested options shall be exercisable during the Exercise Period. For this purpose, “retirement” is deemed to occur when a Qualifying Employee terminates employment (other than by death) when his or her age is 65 or greater or age plus years of service equals or exceeds 75, in each case, at the time of termination.

10.

If a Qualifying Employee dies or becomes permanently and totally disabled on or after the date the shareholders of the Company have approved the Plan, the Qualifying Employee or the Qualifying Employee’s estate shall retain all vested options, any options that would have otherwise vested following the date of his or her death or disability shall also vest and vested options shall be exercisable for one year following the date of death or disability, subject to the Exercise Period. A Qualifying Employee shall be considered “permanently and totally disabled” if the Qualifying Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Qualifying Employee’s employer. The existence of a permanent and total disability shall be evidenced by such medical certification as the Secretary of the Company shall require and as the Compensation Committee (the “Committee”) of the Board of Directors of the Company approves.

11.	If the Company terminates a Qualifying Employee due to a lay off, reduction in force or elimination of the Qualifying Employee’s position on or after the date the Company’s shareholders shall have approved the Plan, the Qualifying Employee will retain his or her vested options; and, in addition, pursuant to a severance benefit program or arrangement, the Company may, in its sole discretion which need not be reasonably exercised, permit the Qualifying Employee to retain any unvested options that shall vest during a period following separation that the Company shall determine and may permit the Qualifying Employee to exercise the options at anytime during the Exercise Period. After any such vesting period, all other unvested options shall terminate.

12.	If a “Change of Control” of the parent company, YRC Worldwide Inc., occurs while the Qualifying Employee is in the employ of the Company or a subsidiary of the Company prior to the time the options vest but on or after the date the shareholders of the Company shall have approved the Plan, the options shall accelerate and become fully vested and become an option to receive, upon exercise and payment of the exercise price, the same consideration that other shareholders of the Company would receive as result of the Change of Control. For the purposes of this Section, a “Change of Control” shall be deemed to have taken place if:

(a)	a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), purchases or otherwise acquires shares of the Company after the date of grant that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company;

(b)	a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, purchases or otherwise acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) shares of the Company after the date of grant and as a result thereof becomes the beneficial owner of shares of the Company having 35% or more of the total number of votes that may be cast for election of directors of the Company; or

(c)	as the result of, or in connection with any cash tender or exchange offer, merger or other Business Combination, or contested election, or any combination of the foregoing transactions, the Continuing Directors shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company during any 12-month period.

For the purposes of this Section 12, “Business Combination” means any transaction that is referred to in any one or more of clauses (a) through (e) of Section 1 of Subparagraph A of Article Seventh of the Certificate of Incorporation of the Company; and “Continuing Director” means a director of the Company who meets the definition of Continuing Director contained in Section 7 of Subparagraph C of Article Seventh of the Certificate of Incorporation of the Company.

13.	Transfers of employment between the Company and a subsidiary, or between subsidiaries, shall not constitute a termination of employment for purposes of the options.

14.	Authorized leaves of absence from the Company shall not constitute a termination of employment for purposes of the options. For purposes of the options, an authorized leave of absence shall be an absence while the Qualifying Employee is on military leave, sick leave, or other bona fide leave of absence so long as the Qualifying Employee’s right to employment with the Company is guaranteed by statute, a contract or Company policy.

15.	To the extent Qualifying Employees have taxable income in connection with the grant, vesting or exercise of the options or the delivery of shares of Company common stock, the Company is authorized to withhold from any compensation payable to Qualifying Employees, including shares of common stock that the Company is to deliver to the Qualifying Employees, any taxes required to be withheld by foreign, federal, state, provincial or local law.

16.	No rights under the options shall be transferable otherwise than by will, the laws of descent and distribution or pursuant to a qualifying domestic relations order (“QDRO”), and, except to the extent otherwise provided herein, the rights and the benefits of the options may be exercised and received, respectively, during the lifetime of the Qualifying Employee only by the Qualifying Employee or by the Qualifying Employee’s guardian or legal representative or by an “alternate payee” pursuant to a QDRO.

17.	The options shall not be effective until the Company’s shareholders approve the issuance of options and the common stock issuable upon exercise of the options, in each case, pursuant to the Plan. If after presentation to the Company’s shareholders for a vote, the Company’s shareholders do not approve the issuance of options and the common stock issuable upon exercise of the options, in each case, pursuant to the Plan, the options shall automatically terminate.

18.	Under no circumstances will the Company be liable for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s role as Plan sponsor.

19.	Notwithstanding anything else in the Plan, the shares received upon exercise of the options may not be sold, pledged or hypothecated until such time as the Company complies with all regulatory requirements regarding registration of the shares to be issued under the terms of the Plan.

20.	Any shares subject to options that are forfeited or terminated under the Plan shall no longer be reserved for issuance under the Plan.

21.	The Plan has been designed so that the grant, vesting, exercise and payments of awards hereunder are not subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). To the extent that an award or payment, or the settlement or deferral thereof, is or becomes subject to Section 409A of the Code, except as the Committee otherwise determines in writing, the award shall be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, including regulations or other guidance issued with respect thereto, such that the grant, payment, settlement or deferral shall not be subject to any additional taxation applicable under Section 409A of the Code.

22.	The Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles.

23.	The Plan described above represents the plan of the Company regarding the non-union options. The Committee is authorized to amend and modify the Plan for the purposes of administration to address additional details such as (without limitation) the impact of stock splits and administrative matters. Any such amendments or modifications shall be final and binding on the Qualifying Employees. The Committee shall administer and interpret the Plan, and its decisions shall be final and binding with respect to administration and interpretation.

P.O. BOX 7563 OVERLAND PARK, KS 66207

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	YRCWW1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

YRC WORLDWIDE INC. The YRC Worldwide Inc. Board of Directors recommends a vote FOR all director nominees listed below and FOR the other listed proposals. All matters are proposed by YRC Worldwide Inc.		For All	Withhold All		For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. The election of directors.		☐	☐		☐	________________________________
01) Michael T. Byrnes	06) Mark A. Schulz
02) Cassandra C. Carr	07) William L. Trubeck
03) Howard M. Dean	08) Carl W. Vogt
04) Dennis E. Foster	09) William D. Zollars
05) Phillip J. Meek

						For	Against	Abstain

2. The approval of the YRC Worldwide Inc. Union Employee Option Plan.						☐	☐	☐

3. The approval of the YRC Worldwide Inc. Non-Union Employee Option Plan.						☐	☐	☐

4. The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2009.						☐	☐	☐

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting. ☐		☐

	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)		Date

Website available 24 hours a day, 7 days a week

ELECTRONIC DELIVERY

Reduce paper mailed to your home and help lower YRC Worldwide Inc.’s printing and postage costs!

YRC Worldwide Inc. is pleased to offer the convenience of viewing Proxy Statements, Annual Reports to Stockholders and related materials on-line. With your consent, we can stop sending paper copies of these documents beginning next year and until you notify us otherwise.

To participate, follow the easy directions on the right. You will receive notification when the materials are available for review.

ACT NOW...IT’S FAST & EASY

Just follow these 4 easy steps:

Œ     Log onto the Internet at www.icsdelivery.com

     Enter the Social Security or Tax I.D. Number (as printed on the check or statement)

Ž      Enter your e-mail address

     Enter a PIN number of your choice which will be used for electronic voting

Reminder: Electronic Voting is also available.

You may vote these shares by telephone or over the Internet.

Voting electronically is quick, easy, and also saves the company money.

Just follow the instructions on your Proxy Card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

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YRCWW2

YRC WORLDWIDE INC. PROXY ANNUAL MEETING OF STOCKHOLDERS, MAY 14, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints WILLIAM D. ZOLLARS, DANIEL J. CHURAY, and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of YRC Worldwide Inc., standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of YRC Worldwide Inc., to be held at the Company’s General Office, 10990 Roe Avenue, Overland Park, Kansas, on Thursday, May 14, 2009 at 10:00 a.m., Central time, and at any reconvened meeting(s) after any adjournment(s) or postponement(s) thereof.

If more than one of the above named Proxies shall be present in person or by substitution at such meeting or at any reconvened meeting(s) after any adjournment(s) or postponement(s) thereof, the majority of the Proxies present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR, FOR THE OTHER PROPOSALS AND ACCORDING TO THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be marked, dated and signed on the other side)